                                                                   EXHIBIT 3.01




                                  EXCHANGE AND
                          PURCHASE AND SALE AGREEMENT

                                  by and among


                  THE SOUTH FLORIDA WATER MANAGEMENT DISTRICT;


                        UNITED STATES SUGAR CORPORATION;


                             OKEELANTA CORPORATION,

                         SOUTH FLORIDA INDUSTRIES, INC.

                                      and

                         FLORIDA CRYSTALS CORPORATION;


                   SUGAR CANE GROWERS COOPERATIVE OF FLORIDA;


                           TALISMAN SUGAR CORPORATION

                                      and

                              THE ST. JOE COMPANY;


                 THE UNITED STATES DEPARTMENT OF THE INTERIOR;

                                      and

                            THE NATURE CONSERVANCY.

                                 March 25, 1999

                               TABLE OF CONTENTS



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
1.       Parties..................................................................................................1

2.       Recitals.................................................................................................1

3.       Definitions..............................................................................................2
         3.1.     Affiliates......................................................................................2
         3.2.     Agreement in Concept............................................................................2
         3.3.     Assignment and Assumption of Reservation........................................................2
         3.4.     Closing.........................................................................................2
         3.5.     Co-Op Excluded Property.........................................................................2
         3.6.     Co-Op Real Property.............................................................................2
         3.7.     Cooperative Agreement...........................................................................2
         3.8.     Deferred Closing................................................................................2
         3.9.     Deferred Parcels................................................................................2
         3.10.    DEP.............................................................................................2
         3.11.    Disposal........................................................................................3
         3.12.    District's Environmental Assessment.............................................................3
         3.13.    District Representatives........................................................................3
         3.14.    Effective Date..................................................................................3
         3.15.    Environmental Claims and Liabilities............................................................3
         3.16.    Environmental Laws..............................................................................3
         3.17.    Execution Date..................................................................................3
         3.18.    Governmental Approvals..........................................................................3
         3.19.    Governmental Confirmation.......................................................................3
         3.20.    Groundwater Deferred Parcels....................................................................4
         3.21.    King Realty Lease...............................................................................4
         3.22.    King Realty Parcel..............................................................................4
         3.23.    Knight Agreement................................................................................4
         3.24.    License and Pump Operating Agreement............................................................4
         3.25.    Losses..........................................................................................4
         3.26.    NEPA Lawsuit....................................................................................4
         3.27.    Notice of Completion............................................................................4
         3.28.    Okeelanta Excluded Property.....................................................................5
         3.29.    Okeelanta Real Property.........................................................................5
         3.30.    Okeelanta-SFI Title Binder......................................................................5
         3.31.    Option Agreement................................................................................5
         3.32.    Parker Lands Agreement..........................................................................5
         3.33.    Pollutant(s)....................................................................................5
         3.34.    Remediation.....................................................................................5
         3.35.    Remediation Plan................................................................................5



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
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
         3.36.    Savannah Agreement..............................................................................5
         3.37.    Savannah Assignment.............................................................................5
         3.38.    Seventh Day Baptist Lease.......................................................................5
         3.39.    SFI Excluded Property...........................................................................6
         3.40.    SFI Real Property...............................................................................6
         3.41.    Soil Deferred Parcels...........................................................................6
         3.42.    STA Land........................................................................................6
         3.43.    STA Stipulation.................................................................................6
         3.44.    Talisman Additional Lands.......................................................................6
         3.45.    Talisman Additional Remediation Parcels.........................................................6
         3.46.    Talisman Agreement..............................................................................6
         3.47.    Talisman Deferred Parcels.......................................................................6
         3.48.    Talisman Environmental Assessment...............................................................6
         3.49.    Talisman Excluded Property......................................................................7
         3.50.    Talisman Irrigation System......................................................................7
         3.51.    Talisman Leased Property........................................................................7
         3.52.    Talisman Leases.................................................................................7
         3.53.    Talisman Lower Ranch Deferred Parcels...........................................................7
         3.54.    Talisman Lower Ranch Irrigation System..........................................................7
         3.55.    Talisman Lower Ranch Real Property..............................................................7
         3.56.    Talisman Lower Ranch Real Property Outparcels...................................................7
         3.57.    Talisman Lower Ranch Reservations...............................................................7
         3.58.    Talisman Permitted Exceptions...................................................................7
         3.59.    Talisman Property...............................................................................7
         3.60.    Talisman Real Property..........................................................................7
         3.61.    Talisman Real Property Outparcels...............................................................7
         3.62.    Talisman Title Binder...........................................................................8
         3.63.    Title Company...................................................................................8
         3.64.    Transferor......................................................................................8
         3.65.    Transferor's Additional Remediation Parcels.....................................................8
         3.66.    Transferor's Deferred Parcels...................................................................8
         3.67.    Transferor's Environmental Assessment...........................................................8
         3.68.    Transferor's Excluded Property..................................................................8
         3.69.    Transferor's Permitted Exceptions...............................................................8
         3.70.    Transferor's Real Property......................................................................8
         3.71.    Transferor's Reservations.......................................................................8
         3.72.    Transferor's Title Binder.......................................................................8
         3.73.    USSC Excluded Property..........................................................................9
         3.74.    USSC Real Property..............................................................................9
         3.75.    USSC Title Binder...............................................................................9

4.       Object of Contract/Consideration.........................................................................9
         4.1.     Object of Contract..............................................................................9
                  4.1.1    Property Transfers by Talisman.........................................................9
                  4.1.2    Property Transfers by Okeelanta and SFI................................................9
                  4.1.3    Property Transfer by USSC..............................................................9



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
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

                  4.1.4    Property Transfer by Co-Op.............................................................10
                  4.1.5    Assignment and Sublease of Talisman Leases.............................................10
         4.2.     Consideration...................................................................................10
         4.3.     Tax Free Exchange...............................................................................11

5.       Representations and Warranties...........................................................................12
         5.1.     Talisman Representations and Warranties.........................................................12
         5.2.     District Representations and Warranties.........................................................15
         5.3.     Transferor Representations and Warranties.......................................................16
         5.4.     TNC Representations and Warranties..............................................................19
         5.5.     DOI Representations and Warranties..............................................................21
         5.6.     Reciprocal Real Estate Brokerage Indemnities....................................................22
         5.7.     Breach of Representation and Warranties.........................................................23
         5.8.     Representations and Warranties Limited..........................................................23

6.       Preservation of Real Property............................................................................23
         6.1.     Risk of Loss....................................................................................23
         6.2.     Insurance.......................................................................................23

7.       Due Diligence............................................................................................23
         7.1.     Title and Other Information from Transferor.....................................................23
         7.2.     Transferors' Access to Talisman Property........................................................24
         7.3.     District Inspection Period......................................................................24
         7.4.     District's Access to Transferor's Real Property.................................................25
         7.5.     Title Binders...................................................................................25
                  7.5.1    Talisman Real Property.................................................................25
         7.6.     Transferor's Real Property......................................................................25
         7.7.     Environmental Matters...........................................................................26
                  7.7.1    Talisman Real Property.................................................................26
                  7.7.2    Transferor's Real Property.............................................................27
         7.8.     Indemnification by Talisman and St. Joe.........................................................29

8.       Conditions Precedent to Closing..........................................................................31
         8.1.     Talisman Conditions Precedent...................................................................31
         8.2.     District, TNC and DOI Conditions Precedent......................................................32
         8.3.     Transferor Conditions Precedent.................................................................33
         8.4.     Obligations to Complete Conditions Precedent....................................................34
         8.5.     Failure of Conditions Precedent.................................................................34

9.       Closing Documents........................................................................................34
         9.1.     Statutory Warranty Deed.........................................................................34
         9.2.     Transferor's Affidavit..........................................................................34
         9.3.     Talisman's Affidavit............................................................................34
         9.4.     Non-Foreign Status Affidavit....................................................................34
         9.5.     Beneficial Interest and Disclosure Affidavit....................................................34
         9.6.     Certificate Regarding Representations and Warranties............................................35



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
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
         9.7.     Talisman's Bill of Sale.........................................................................35
         9.8.     Assignment/Sublease of Talisman Leases..........................................................35
         9.9.     Sublease of Seventh Day Baptist Lease...........................................................35
         9.10.    Amended and Restated King Realty Lease..........................................................35
         9.11.    Assignment and Assumption of Reservation........................................................35
         9.12.    Assignment of Savannah Agreement................................................................35
         9.13.    License and Pump Operating Agreement............................................................35
         9.14.    Tract 100-102 Option Agreement..................................................................35
         9.15.    Talisman Lower Ranch Deferred Parcels Option Agreement..........................................35
         9.16.    Parker Lands Agreement..........................................................................35
         9.17.    Boundary and License Agreement..................................................................35
         9.18.    Harvesting Occupancy Agreement..................................................................36
         9.19.    Amendment Number One to Talisman Lower Ranch Reservation........................................36
         9.20.    Closing Statement...............................................................................36
         9.21.    Evidence of Authority...........................................................................36
         9.22.    Transferor's Title Policy.......................................................................36
         9.23.    Talisman's Title Policy.........................................................................36
         9.24.    STA Stipulation.................................................................................36
         9.25.    NEPA Lawsuit....................................................................................36
         9.26.    Other Documents.................................................................................37

10.      Closing..................................................................................................37
         10.1.    Closing Date....................................................................................37
         10.2.    Escrow Agent Deliveries.........................................................................37
         10.3.    Closing Procedures..............................................................................37
         10.4.    Deferred Closings...............................................................................37

11.      Closing Costs............................................................................................38
         11.1.    Title Costs.....................................................................................38
         11.2.    Prorations, Taxes and Assessments...............................................................38
         11.3.    Talisman Property Operating Expenses............................................................39
         11.4.    Excise, Transfer, Sales Taxes and Other Costs...................................................39

12.      Defaults; Termination; Remedies..........................................................................39
         12.1.    Failure to Close................................................................................39
         12.2.    Default.........................................................................................39
         12.3.    Default Notice..................................................................................39

13.      Covenants................................................................................................40
         13.1.    Covenants in Favor of the District, TNC, and DOI................................................40
         13.2.    Covenants in Favor of Transferors...............................................................40
         13.3.    Covenant in Favor of District, DOI and TNC......................................................43
                  13.3.1   Indemnification by Transferor of Savannah Agreement
                           Performance............................................................................43
         13.4.    Limitation on Use of Land Values................................................................43



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
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
14.      Miscellaneous............................................................................................43
         14.1.    Waiver of Relocation Assistance.................................................................43
         14.2.    Time............................................................................................44
         14.3.    Notices.........................................................................................44
         14.4.    Attorney's Fees.................................................................................46
         14.5.    Entire Agreement and Modification...............................................................46
         14.6.    Binding Effect..................................................................................47
         14.7.    Assignment......................................................................................47
         14.8.    Headings........................................................................................47
         14.9.    Governing Law...................................................................................47
         14.10.   Full Execution..................................................................................47
         14.11.   Radon Disclosure................................................................................47
         14.12.   Escrow Agent....................................................................................48
         14.13.   Severability....................................................................................48
         14.14.   Third Parties...................................................................................48
         14.15.   Counterparts....................................................................................48
         14.16.   Waiver..........................................................................................48
         14.17.   Construction....................................................................................48
         14.18.   Recordation.....................................................................................48
         14.19.   Further Assurances; Additional Documents........................................................48
         14.20.   Jurisdiction and Venue..........................................................................48
         14.21.   Reservation of Claims, Including Seepage........................................................49
         14.22.   Survival........................................................................................49
         14.23.   Obligations of USSC, FCC and St. Joe............................................................49
         14.24.   Effectiveness of this Agreement.................................................................50
         14.25.   Relocation of Pumps.............................................................................50



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                                    EXHIBITS
                                    --------

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
Exhibit A - 1
         Real Property/Talisman...................................................................................7

Exhibit A - 1.1
         Real Property/Talisman -Talisman Lower Ranch Real Property...............................................7

Exhibit A - 2
         Real Property/Talisman -Additional Talisman Lands........................................................6

Exhibit A - 3
         Real Property/Talisman -Additional Talisman Remediation Parcels......................................6, 26

Exhibit A - 4
         Real Property/Talisman -Talisman Leases..............................................................7, 12

Exhibit A - 5
         Real Property/Okeelanta..................................................................................5

Exhibit A - 5.2
         Real Property/Okeelanta -King Realty Parcel..............................................................4

Exhibit A - 6
         Real Property/SFI........................................................................................6

Exhibit A - 7
         Real Property/USSC.......................................................................................9

Exhibit A - 8
         Real Property/Deferred Parcels...........................................................................2

Exhibit A - 8.1
         Real Property/Deferred Parcels -Talisman................................................................26

Exhibit A - 8.1.1
         Real Property/Deferred Parcels -Soil Deferred Parcels....................................................6

Exhibit A - 8.1.2
         Real Property/Deferred Parcels -Groundwater Deferred Parcels.............................................4

Exhibit A - 8.1.3
         Real Property/Deferred Parcels -Talisman Lower Ranch Deferred Parcels....................................7

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

                                                                                                               Page
                                                                                                               ----
Exhibit A - 8.2
         Real Property/Deferred Parcels -Transferors..........................................................8, 27

Exhibit A - 9
         Real Property/Talisman -Talisman Real Property Outparcels................................................7

Exhibit A - 9.1
         Real Property/Talisman -Talisman Lower Ranch Real Property Outparcels....................................7

Exhibit A -10
         Real Property/Co-Op......................................................................................2

Exhibit B
         Schedule of Deeds; Assignment of Reservations....................................9, 10, 11, 34, 35, 36, 37
         Assignment of Talisman Leases...................................................................10, 11, 35

Exhibit C
         Designated Persons......................................................................................23

Exhibit D-1
         Title Binder -Talisman...................................................................................8

Exhibit D-2
         Title Binders -Okeelanta-SFI.............................................................................5

Exhibit D-3
         Title Binder -USSC.......................................................................................9

Exhibit E-1
         Reservations -Talisman Lower Ranch Reservations..........................................................7

Exhibit E-2
         Reservations -Okeelanta..................................................................................8

Exhibit E-3
         Reservations -SFI (STA 1E -Exchange Parcel)..............................................................8

Exhibit E-4
         Reservations -USSC.......................................................................................8

Exhibit E-5
         Reservations -Co-Op......................................................................................8

Exhibit E-6
         Reservations -STA Reservations...........................................................................8

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

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
Exhibit E-6.1
         Reservations -Talisman Lower Ranch (STA 3/4).............................................................8

Exhibit E-6.2
         Reservations -Okeelanta Corporation (STA 3/4)............................................................8

Exhibit E-6.3
         Reservations -SFI (STA 1E -Sale Parcel)..................................................................8

Exhibit E-6.4
         Reservations -USSC (STA 6)...............................................................................8

Exhibit E-7
         Reservations -Assignment and Assumption of Reservation...............................................2, 35

Exhibit E-8
         Reservations - Amendment Number One to Talisman Lower Ranch Reservation.............................36, 38

Exhibit F
         Stipulation regarding NEPA Lawsuit..........................................................32, 33, 36, 50

Exhibit G
         Okeelanta -Stipulation regarding STAs....................................................................6

Exhibit H
         Notice of Termination of Savannah Agreement.............................................................33

Exhibit I
         Beneficial Interest and Disclosure Affidavit............................................................34

Exhibit J-1
         Assignments/Subleases -Assignment by Talisman...........................................................35

Exhibit J-2
         Assignments/Subleases -Sublease by Talisman to TNC (Seventh Day Baptist)................................35

Exhibit J-3
         Assignments/Subleases -Sublease by TNC to Transferors (Seventh Day Baptist).............................35

Exhibit K
         Amended and Restated Lease..............................................................................35

Exhibit L
         Assignment of Savannah Agreement.....................................................................5, 35


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
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
Exhibit M
         Transfer of Permits/Notification of Transfer of Interest in Real Property...............................42

Exhibit N
         License Agreement and Pump Operating Agreement.......................................................4, 35

Exhibit O
         Option Agreement.....................................................................................5, 35

Exhibit P
         Talisman Lower Ranch Deferred Parcels Option Agreement..............................................35, 38

Exhibit Q
         Parker Lands Agreement...............................................................................5, 35

Exhibit R
         Boundary and License Agreement..........................................................................35

Exhibit S
         Harvesting Occupancy Agreement..........................................................................36

Exhibit T
         Diversion Project Parcel Summary........................................................................50

Exhibit U
         Talisman Agreement.......................................................................................6

Exhibit V
         King Realty Lease........................................................................................4

                                      -ix-
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                   EXCHANGE AND PURCHASE AND SALE AGREEMENT


         THIS EXCHANGE AND PURCHASE AND SALE AGREEMENT ("Agreement") is made as of the Execution Date (as defined below), by and among the Parties identified below.

         1.    PARTIES.

         THE SOUTH FLORIDA WATER MANAGEMENT DISTRICT, a public corporation of the State of Florida ("District");

         UNITED STATES SUGAR CORPORATION, a Delaware corporation ("USSC");

         OKEELANTA CORPORATION, a Delaware corporation ("Okeelanta"), SOUTH FLORIDA INDUSTRIES, INC., a Florida corporation ("SFI") and their parent FLORIDA CRYSTALS CORPORATION, a Delaware corporation ("FCC");

         SUGAR CANE GROWERS COOPERATIVE OF FLORIDA, a Florida agricultural cooperative formed pursuant to Chapter 618, Florida Statutes ("Co-Op");

         TALISMAN SUGAR CORPORATION, a Florida corporation ("Talisman") and its parent THE ST. JOE COMPANY, a Florida corporation, ("St. Joe");

         THE UNITED STATES DEPARTMENT OF THE INTERIOR ("DOI"); and

         THE NATURE CONSERVANCY, a District of Columbia non-profit corporation or such of its Affiliates as it may determine ("TNC")

(the foregoing entities hereinafter sometimes referred individually as the "Party" or collectively as the "Parties").

         2.    RECITALS.

               2.1 The purpose of this Agreement is to effect transactions pursuant to which landowners in the Everglades Agricultural Area will sell lands to, or exchange lands with, other such landowners and the District so that the District will own contiguous parcels of land in the southern portion of the Everglades Agricultural Area for purposes of Everglades restoration.

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               2.2       Pursuant to the Cooperative Agreement, DOI and TNC
have entered into the Talisman Agreement and, with the District, have also entered into the Agreement in Concept.

               2.3. The Parties desire to implement the Agreement in Concept by execution of this Agreement.

          3.   DEFINITIONS.

               3.1. AFFILIATES means any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with one or more Transferors. For the purpose of this definition, the term "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of an entity through voting securities, contract or otherwise.

               3.2. AGREEMENT IN CONCEPT means that certain Agreement in Concept for Trades and Acquisition of Talisman Sugar Corporation Property and Certain Other Property for Restoration of the Florida Everglades by and between DOI, TNC, the District, the State of Florida, and other parties dated January 8, 1999.

               3.3. ASSIGNMENT AND ASSUMPTION OF RESERVATION means that certain form of Assignment set forth in EXHIBIT E-7.

               3.4.      CLOSING means March 26, 1999.

               3.5. CO-OP EXCLUDED PROPERTY means all crops, cane stubble, accessory buildings, personal property (including, without limitation, equipment and vehicles), and the irrigation and drainage systems (including, without limitation, the pumps, pump motors, pump houses, and piping) located on the Co-Op Real Property.

               3.6. CO-OP REAL PROPERTY means the real property more particularly described on Exhibit A-10, together with all and singular the rights, tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining, but specifically excluding the Co-Op Excluded Property.

               3.7. COOPERATIVE AGREEMENT means that certain Cooperative Agreement, dated July 24, 1998, as amended by those certain Amendments to Cooperative Agreement, dated March 11, 1999 and March 12, 1999, entered into by and among TNC, the District and DOI.

               3.8. DEFERRED CLOSING means, with respect to a Deferred Parcel, the date when title to the Deferred Parcel is conveyed to the District or a Transferor or its designee, as the case may be.

               3.9. DEFERRED PARCELS means those parcels of real property described on EXHIBIT A-8.

               3.10.     DEP means Florida Department of Environmental
Protection.

               3.11. DISPOSAL means the release, treatment, storage, use, handling, discharge, or disposal of Pollutants, as defined under applicable Environmental Laws.

               3.12. DISTRICT'S ENVIRONMENTAL ASSESSMENT means that certain report of Phase II Environmental site assessment(s) and Laboratory analysis of a Transferor's Property to be prepared by Dames & Moore for the District on or prior to April 7, 1999.

               3.13. DISTRICT REPRESENTATIVES means any and all officers, employees, contractors and agents of the District.

               3.14.     EFFECTIVE DATE means January 15, 1999.

               3.15. ENVIRONMENTAL CLAIMS AND LIABILITIES means any notices of investigation (other than routine inspections) or potential liability, demands for payment, lawsuits for damages, penalties or injunctive relief, or any other claims of any sort whatsoever of any nature, kind, or description, which in any way arise out of, are connected with, pertain to, refer to, or relate to either directly or indirectly or which may result in whole or in part from the presence or Disposal of Pollutants in violation of any Environmental Laws on or under or emanating from property to be conveyed hereunder or any Talisman Leased Property.

               3.16. ENVIRONMENTAL LAWS mean any federal, state, regional, or local laws, statutes, ordinances, rules, regulations or judicial or administrative orders now or hereinafter enacted regulating or governing the use, handling, storage, disposal, presence, acceptable concentrations, impact assessment, or Remediation of Pollutants including, but not limited to, the Comprehensive Environmental Response, Compensation & Liability Act, 42 USC ss. 9601 et seq. ("CERCLA"), the Resource Conservation & Recovery Act, 42 USC ss. 6901 et seq. ("RCRA"), the Federal Water Pollution Control Act, 33 USC ss. 1251 et seq., the Toxic Substances Control Act, 15 USC ss. 2601 et seq., the Emergency Planning and Community Right to Know Act of 1986, 42 USC ss. 11001 et seq., the Clean Air Act, 42 USC ss. 7401 et seq., the Endangered Species Act, 16 USC ss. 1521 et seq., the Occupational Safety and Health Act, 29 USC ss. 651 et seq., the Safe Drinking Water Act, 42 USC ss. 300(f) et seq., the Hazardous Materials Transportation Act, 40 USC ss. 1801 et seq., the Pollution Prevention Act of 1990, 42 USC ss. 13101 et seq., Federal Insecticide, Fungicide and Rodenticide Act, and Chapters 376 and 403, Florida Statutes, including the rules promulgated thereunder, as all of the foregoing statutes have been and hereafter may be amended.

               3.17.     EXECUTION DATE means March 25, 1999.

               3.18. GOVERNMENTAL APPROVALS means all licenses, variances, waivers, permits (including, without limitation, District permits), authorizations and approvals required by law or otherwise issued by governmental or private authority having jurisdiction over any property to be conveyed hereunder or any Talisman Leased Property.

               3.19. GOVERNMENTAL CONFIRMATION means a written confirmation from the DEP and any state or local governmental agency with regulatory jurisdiction and, if applicable, any Federal regulatory authority, stating that the environmental condition of a Party's real property to be conveyed hereunder or Talisman Leased Property requires no further action by such agency or agencies based upon their review of the following applicable plans and actions pertaining to such real property: (i) the Talisman Environmental Assessment, Talisman's Remediation Plans and Remediation actions; (ii) District's Environmental Assessment; (iii) Transferor's Remediation Plans and Remediation actions; and (iv) Transferor's Environmental Assessment.

               3.20. GROUNDWATER DEFERRED PARCELS means those certain parcels of real property described on EXHIBIT A-8.1.2 as "Groundwater Deferred Parcels."

               3.21. KING REALTY LEASE means that certain Lease Agreement dated August 2, 1974, recorded in O.R. Book 2367, Page 1785 of the Public Records of Palm Beach County, Florida, modified by that certain Addendum to Lease Agreement dated February 13, 1980, recorded in O.R. Book 3263, Page 677 of the Public Records of Palm Beach County, Florida, by and between King Realty Company, Inc., an Illinois corporation ("King Realty"), as successor in interest to W.P.M. Incorporated, a Florida corporation, as "Lessor," and Okeelanta, successor in interest to Gulf & Western Food Products Company, a division of Gulf & Western Industries, Inc., a Delaware corporation, as "Lessee," as amended and renewed by that certain unrecorded letter agreement executed by Okeelanta on April 1, 1997 and executed by King Realty on April 8, 1997 pertaining to the King Realty Parcel attached as EXHIBIT V.

               3.22. KING REALTY PARCEL means the real property more particularly described on Exhibit A-5.2 as "King Realty Parcel", together with all and singular the rights, tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

               3.23. KNIGHT AGREEMENT means that certain Agreement For Exchange of Real Property, dated November 12, 1998, by and among Knight Holdings, Ltd., a Florida Limited Partnership, as Trustee, pursuant to that certain Trust Agreement, dated January 9, 1997, Triple S. Holdings, Ltd., a Florida Limited Partnership, and the District, as amended.

               3.24. LICENSE AND PUMP OPERATING AGREEMENT means those certain agreements entered into between one or more of the Parties transferring real property hereunder and one or more of the Parties receiving such transfers in the forms of EXHIBIT N.

               3.25. LOSSES means any and all liabilities, damages, settlements, compromises, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, court costs and reasonable fees and disbursements of counsel through all levels of appeal, and expert consultant and witness fees and expenses.

               3.26. NEPA LAWSUIT means that certain civil action filed in the United States District Court for the District of Columbia, under Case No. 1:98-CV02708 (TFH), styled The City of Belle Glade, Florida, et al. v. Hon. Bruce Babbitt, et al.

               3.27. NOTICE OF COMPLETION means written notice of a Party's completion of its Remediation obligations with respect to a Deferred Parcel, a Talisman Additional Remediation Parcel, or a Transferor's Additional Remediation Parcel.

               3.28. OKEELANTA EXCLUDED PROPERTY means all crops, cane stubble, accessory buildings, personal property (including, without limitation, equipment and vehicles), and the irrigation and drainage systems (including, without limitation, the pumps, pump motors, pump houses, and piping) located on the Okeelanta Real Property.

               3.29. OKEELANTA REAL PROPERTY means the real property more particularly described on EXHIBIT A-5, together with all and singular the rights, tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining, but specifically excluding the Okeelanta Excluded Property.

               3.30. OKEELANTA-SFI TITLE BINDER means Chicago Title Insurance Company Title Commitment No. 10 0498 10 000161, attached hereto as EXHIBIT D-2.

               3.31. OPTION AGREEMENT means that certain form of agreement attached hereto as EXHIBIT O.

               3.32. PARKER LANDS AGREEMENT means that certain form of agreement attached hereto as EXHIBIT Q.

               3.33. POLLUTANT(S) means any hazardous or toxic substance; solid waste, or waste of any kind; or any material, contaminant, petroleum, petroleum product or petroleum by-product as defined or regulated by Environmental Laws.

               3.34. REMEDIATION means, with respect to a parcel of real property, the environmental assessments, clean-up, remediation and monitoring of Pollutants and the taking of all actions required to cause the parcel of real property to be in compliance with all applicable Environmental Laws.

               3.35. REMEDIATION PLAN means a written plan to complete Remediation of a Deferred Parcel, a Talisman Additional Remediation Parcel or a Transferor's Additional Remediation Parcel, including an estimate of the cost of such Remediation.

               3.36. SAVANNAH AGREEMENT means that certain Raw Sugar Contract by and between Talisman and Savannah Foods & Industries, Inc., dated February 11, 1986, as amended by letter dated March 5, 1990, as further amended by an Addendum dated August 20, 1993, and as further amended by an Amendment to Raw Sugar Contract, dated March 13, 1997.

               3.37. SAVANNAH ASSIGNMENT means that certain assignment in the form attached hereto as EXHIBIT L.

               3.38. SEVENTH DAY BAPTIST LEASE means that certain Lease, dated May 31, 1963, between Dr. Bessie S. French, as Lessor, and Sunshine Lands Corp., a Florida corporation, as Lessee, recorded in O.R. Book 895, Page 677 of the Public Records of Palm Beach County, Florida, and which lease has been assigned and amended as follows: assigned by Sunshine Lands Corp. to Billdee Land Corp., a Florida corporation, dated January 10, 1964, recorded in O.R. Book 1002, Page 259; amended by Board of Trustees of the Seventh Day Baptist Memorial Fund, as Lessor, and by Billdee Land Corp., as Lessee, dated April 9, 1964, recorded in O.R.

Book 1030, Page 402; and assigned by Billdee Land Corp. to Talisman, dated July 27, 1964, recorded in O.R. Book 1064, Page 155, all in the Public Records of Palm Beach County, Florida.

               3.39. SFI EXCLUDED PROPERTY means all crops, cane stubble, accessory buildings, personal property (including, without limitation, equipment and vehicles), and the irrigation and drainage systems (including, without limitation, the pumps, pump motors, pump houses, and piping) located on the SFI Real Property.

               3.40. SFI REAL PROPERTY means the real property more particularly described on EXHIBIT A-6, together with all and singular the rights, tenements, hereditaments, and appurtenances thereto belonging or in anywise appertaining, but specifically excluding the SFI Excluded Property.

               3.41. SOIL DEFERRED PARCELS means the real property described on EXHIBIT A-8.1.1 as "Soil Deferred Parcels".

               3.42. STA LAND means the real property within the boundaries designated as stormwater treatment areas under Chapter 373.4592, Florida Statutes.

               3.43. STA STIPULATION means that certain Stipulated Final Judgment attached hereto as EXHIBIT G, regarding Case No. CL 96-001193 AN, styled South Florida Water Management District, a public corporation of the State of Florida vs. Flor-Ag Corporation, et al., filed with the Circuit Court of the Fifteenth Judicial Circuit, in and for Palm Beach County, Florida.

               3.44. TALISMAN ADDITIONAL LANDS means the real property owned by Talisman which is more particularly described on EXHIBIT A-2, together with all and singular the rights, tenements, hereditaments, and appurtenances thereto belonging or in anywise appertaining, as well as, the crops, cane stubble, irrigation and drainage systems, including all pumps, pump motors, pump houses, and piping located on such real property.

               3.45. TALISMAN ADDITIONAL REMEDIATION PARCELS means those parcels of Talisman Real Property described on EXHIBIT A-3.

               3.46. TALISMAN AGREEMENT means that certain Purchase and Sale Agreement, dated July 2, 1998, as amended by that certain Amendment to Purchase and Sale Agreement, dated November 30, 1998, that certain Second Amendment to Purchase and Sale Agreement, dated December 3, 1998 and that certain Third Amendment to Purchase and Sale Agreement, dated as of the Execution Date, a copy of which is attached hereto as EXHIBIT U.

               3.47. TALISMAN DEFERRED PARCELS means the Groundwater Deferred Parcels and the Soil Deferred Parcels.

               3.48. TALISMAN ENVIRONMENTAL ASSESSMENT means the Report of Phase II Environmental Site Assessment, Talisman Sugar Corporation, dated November 1998, Volume I, Acquisition Parcels; Volume II, Donation Parcels; and Volume III, Laboratory Analysis, prepared by Dames & Moore.

               3.49. TALISMAN EXCLUDED PROPERTY means the mill structure, accessory buildings, equipment, vehicles and all other structures and personal property located on the Talisman Real Property or Talisman Leased Property, but specifically excluding the Talisman Irrigation System.

               3.50. TALISMAN IRRIGATION SYSTEM means the irrigation and drainage systems, including all pumps, pump motors, pump houses, and piping located on the Talisman Real Property or the Talisman Leased Property.

               3.51. TALISMAN LEASED PROPERTY means the real property which is the subject of the Talisman Leases.

               3.52.     TALISMAN LEASES means the leases identified in EXHIBIT
A-4.

               3.53. TALISMAN LOWER RANCH DEFERRED PARCELS means those certain parcels of Talisman Real Property commonly known as the Sugar Mill Parcel, labor camp parcel, and borrow pit parcel, as more particularly described in EXHIBIT A-8.1.3 attached hereto.

               3.54. TALISMAN LOWER RANCH IRRIGATION SYSTEM means that portion of the Talisman Irrigation System located on the Talisman Lower Ranch Real Property.

               3.55. TALISMAN LOWER RANCH REAL PROPERTY means that portion of the Talisman Real Property which is more particularly described on EXHIBIT A-1.1.

               3.56. TALISMAN LOWER RANCH REAL PROPERTY OUTPARCELS means that portion of the Talisman Real Property Outparcels more particularly described on EXHIBIT A-9.1.

               3.57. TALISMAN LOWER RANCH RESERVATIONS means the reservation contained in that certain form set forth in EXHIBIT E-1.

               3.58. TALISMAN PERMITTED EXCEPTIONS means those certain matters set forth on SCHEDULE B, SECTION 2 of the Talisman Title Binder, less and except the mechanics' lien, "gap" and parties in possession exceptions.

               3.59. TALISMAN PROPERTY means the Talisman Real Property, the Talisman Irrigation System and the Talisman Leased Property.

               3.60. TALISMAN REAL PROPERTY means the real property which is described in EXHIBIT A-1, together with all and singular, the rights, tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining, but specifically excluding the Talisman Excluded Property, and the crops, cane stubble and Talisman Irrigation System located on the Talisman Lower Ranch Real Property.

               3.61. TALISMAN REAL PROPERTY OUTPARCELS means the real property identified under the heading "Real Property Outparcels" on EXHIBIT A-9.

               3.62. TALISMAN TITLE BINDER means Chicago Title Insurance Company Title Commitment No. T0003.1.97, attached hereto as EXHIBIT D-1.

               3.63.     TITLE COMPANY means Chicago Title Insurance Company.

               3.64. TRANSFEROR means USSC, Okeelanta, SFI and the Co-Op, as the case may be.

               3.65. TRANSFEROR'S ADDITIONAL REMEDIATION PARCELS means those parcels of a Transferor's Real Property (in addition to Transferor's Deferred Parcels) which may be designated by the District, upon completion of District's Environmental Assessment, as requiring Remediation by such Transferor.

               3.66. TRANSFEROR'S DEFERRED PARCELS means those certain parcels of real property described on EXHIBIT A-8.2.

               3.67. TRANSFEROR'S ENVIRONMENTAL ASSESSMENT means those certain Reports of Environmental Site Assessment(s) of the Talisman Real Property prepared as of the Execution Date by each of Odin Consultants for USSC and TASK Environmental, Inc. for Okeelanta and SFI.

               3.68. TRANSFEROR'S EXCLUDED PROPERTY means the Co-Op Excluded Property, the Okeelanta Excluded Property, the SFI Excluded Property and the USSC Excluded Property, as the case may be.

               3.69. TRANSFEROR'S PERMITTED EXCEPTIONS means those matters set forth on SCHEDULE B, SECTION 2 of Transferor's Title Binder, less and except the mechanics' lien, "gap" and parties in possession exceptions.

               3.70. TRANSFEROR'S REAL PROPERTY means collectively the Co-Op Real Property, the USSC Real Property, the Okeelanta Real Property and the SFI Real Property.

               3.71. TRANSFEROR'S RESERVATIONS means, as to Okeelanta, the reservations contained in the Warranty Deed to be delivered by Okeelanta in favor of the District pursuant to SECTION 9.1(I), as more fully described in that certain form set forth in EXHIBIT E-2, as to SFI, the reservations contained in the Warranty Deed to be delivered by SFI in favor of the District pursuant to SECTION 9.1(I), as more fully described in that certain form set forth in EXHIBIT E-3, as to USSC, the reservations contained in the Warranty Deed to be delivered by USSC in favor of the District pursuant to SECTION 9.1(I), as more fully described in that certain form set forth in EXHIBIT E-4, as to the Co-Op, the reservations contained in the Warranty Deed which the Co-Op will cause to be delivered in favor of the District pursuant to SECTION 9.1(I), as more fully described in that certain form set forth in EXHIBIT E-5; provided, however, with respect to that portion of a Transferor's Real Property which is STA Land, the reservations shall be in the form set forth in EXHIBIT E-6.

               3.72. TRANSFEROR'S TITLE BINDER means the Okeelanta-SFI Title Binder and the USSC Title Binder, as the case may be.

               3.73. USSC EXCLUDED PROPERTY means all crops, cane stubble, accessory buildings, personal property (including without limitation equipment and vehicles), and the irrigation and drainage systems (including without limitation the pumps, pump motors, pump houses, and piping) located on the USSC Real Property.

               3.74. USSC REAL PROPERTY means the real property more particularly described on EXHIBIT A-7, together with all and singular the rights, tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining, but specifically excluding the USSC Excluded Property.

               3.75. USSC TITLE BINDER means Chicago Title Insurance Company Title Commitment No. 309900252-A, attached hereto as EXHIBIT D-3.

         4.    OBJECT OF CONTRACT/CONSIDERATION.

               4.1. OBJECT OF CONTRACT. As a result of the transactions contemplated by this Agreement, and subject to the terms and conditions of this Agreement, among other things, the following will occur:

                         4.1.1     PROPERTY TRANSFERS BY TALISMAN. DOI and the
District shall direct TNC and TNC shall direct Talisman to and Talisman shall:
(a) transfer the Talisman Real Property (excluding the Talisman Lower Ranch Real Property), the Talisman Real Property Outparcels (excluding the Talisman Lower Ranch Real Property Outparcels), the Talisman Additional Lands and the Talisman Irrigation System (excluding the Talisman Lower Ranch Irrigation System) to the Transferors, or their designees, as the Transferors shall designate on the Schedule of: Deeds; Assignment of Reservation; and Assignment of Leases attached hereto as EXHIBIT B, (b) assign portions of the Talisman Lower Ranch Reservations to each of the Transferors as the Transferors shall designate on EXHIBIT B, and (c) pursuant to the Talisman Agreement, transfer to the District the Talisman Lower Ranch Real Property and the Talisman Lower Ranch Irrigation System (all of which are subject to the Talisman Lower Ranch Reservations or, in the case of the Talisman Lower Ranch Deferred Parcels, subject to the Talisman Lower Ranch Deferred Parcels Option Agreement) and the Talisman Lower Ranch Real Property Outparcels.

                         4.1.2     PROPERTY TRANSFERS BY OKEELANTA AND SFI.
Okeelanta and SFI will transfer to the District the Okeelanta Real Property and the SFI Real Property, subject to the Transferor's Reservations applicable to each such property, provided that the King Realty Parcel will not be transferred subject to Transferor's Reservations but will be transferred subject to the King Realty Lease. The portion of the Okeelanta Real Property and the SFI Real Property which is STA Land is being transferred to the District under threat of condemnation.

                         4.1.3     PROPERTY TRANSFER BY USSC. USSC will
transfer to the District the USSC Real Property, subject to the Transferor's Reservations applicable to such property. The portion of the USSC Real Property which is STA Land is being transferred to the District under threat of condemnation.

                         4.1.4     PROPERTY TRANSFER BY CO-OP. The Co-Op will
cause the Co-Op Real Property to be transferred to the District, subject to the Transferor's Reservations applicable to such property. The Co-Op Real Property is STA Land and is being transferred to the District under threat of condemnation.

                         4.1.5     ASSIGNMENT AND SUBLEASE OF TALISMAN LEASES.
DOI and the District will direct TNC and TNC shall direct Talisman to and Talisman shall (a) pursuant to the Talisman Agreement, sublease the property described in the Seventh Day Baptist Lease to TNC, and (b) assign the Talisman Leases, other than the Seventh Day Baptist Lease, to the Transferors or their designees as the Transferors shall designate on Exhibit B. TNC will sublease the property described in the Seventh Day Baptist Lease to the Transferors or their designees as the Transferors shall designate on EXHIBIT B.

                  4.2. CONSIDERATION. In addition to the other consideration exchanged pursuant to this Agreement, the receipt and sufficiency of which is hereby acknowledged by the Parties, the consideration for the transfers described in SECTION 4.1 is as follows:

                              (a)       In consideration of the transfer of
the Talisman Real Property, the Talisman Irrigation System and the Talisman Additional Lands, subject to the Talisman reservations, and the quit-claim by Talisman of its interest, if any, in the Talisman Real Property Outparcels, as provided in the Talisman Agreement and this Agreement, DOI and the District shall direct TNC and TNC shall direct the Escrow Agent to disburse the Purchase Price (as defined in the Talisman Agreement) to Talisman, less applicable credits, prorations, adjustments, and amounts to be held in escrow for the Deferred Parcels Escrow Fund (as defined in the Talisman Agreement).

                              (b)       In consideration of the conveyance of
all of the Talisman Real Property, except the Talisman Lower Ranch Real Property, free and clear of reservations by Talisman, the District shall pay $8.5 million to Talisman.

                              (c)       In consideration of DOI and the
District directing TNC and TNC directing Talisman and Talisman assigning the Talisman Lower Ranch Reservations to the Transferors or their designees, the Transferors or their designees shall collectively pay $10.5 million to Talisman.

                              (d)       In consideration of DOI and the
District directing TNC and TNC directing Talisman and Talisman transferring to USSC the portion of the Talisman Real Property, the Talisman Additional Lands, and the Talisman Irrigation System (and quit-claiming Talisman's interest, if any, in corresponding Talisman Real Property Outparcels, if any) described on EXHIBIT B, USSC shall transfer the USSC Real Property to the District, subject to the Transferor's Reservations as to such property.

                              (e)       In consideration of DOI and the
District directing TNC, and TNC directing Talisman, and Talisman transferring to Okeelanta, or its designees, the portion of the Talisman Real Property, the Talisman Additional Lands, and the Talisman Irrigation System (and quit-claiming Talisman's interest, if any, in corresponding Talisman Real Property

Outparcels, if any) described on EXHIBIT B and assigning to Okeelanta the Talisman Leases listed on EXHIBIT B, Okeelanta shall transfer the Okeelanta Real Property to the District, subject to the Transferor's Reservations as to such property, and shall settle, or cause to be settled, the amount of compensation owed by the District solely for the value of land acquired by the District in the eminent domain action described in the STA Stipulation.

                              (f)       In consideration of DOI and the
District directing TNC, and TNC directing Talisman, and Talisman transferring to SFI the portion of the Talisman Real Property and the Talisman Irrigation System (and quit-claiming Talisman's interest, if any, in corresponding Talisman Real Property Outparcels, if any) listed on EXHIBIT B, SFI shall transfer the SFI Real Property to the District, subject to the Transferor's Reservations as to such property.

                              (g)       In consideration of DOI and the
District directing TNC, and TNC directing Talisman, and Talisman transferring to the Co-Op the portion of the Talisman Real Property and the Talisman Irrigation System (and quit-claiming Talisman's interest, if any, in corresponding Talisman Real Property Outparcels, if any) listed on EXHIBIT B, the Co-Op shall cause the Co-Op Real Property to be transferred to the District, subject to Transferor's Reservations as to such property.

                              (h)       In consideration of DOI and the
District directing TNC, and TNC directing Talisman, and Talisman assigning the Talisman Leases, other than the Seventh Day Baptist Lease and the lease assigned pursuant to SECTION 4.2(E), to the Transferors or their designees as specified in EXHIBIT B, and of TNC subleasing the Seventh Day Baptist Lease to the Transferors or their designees as specified on EXHIBIT B, the Transferors or their designees will (i) assume the obligations of Talisman under such Talisman Leases, other than the Seventh Day Baptist Lease, and (ii) sublease the Seventh Day Baptist Lease from TNC.

                  4.3. TAX FREE EXCHANGE. The District and Transferors hereby acknowledge that it is the intention of Transferors that the transaction contemplated by this Agreement qualify as a tax-free exchange within the meaning of SECTION 1031 of the Internal Revenue Code of 1986, as amended from time to time. The conveyances by Talisman of the Talisman Real Property (excluding the Talisman Lower Ranch Real Property), the Talisman Additional Lands, the Talisman Irrigation System (excluding the Talisman Lower Ranch Irrigation System), the Talisman Leases assigned pursuant to SECTION 4.2(E), and the quit-claiming of Talisman's interest, if any, in the Talisman Real Property Outparcels (excluding the Talisman Lower Ranch Real Property Outparcels), as provided in SECTION 4.1 for the consideration as provided in
SECTION 4.2 is intended to constitute such exchange. The District agrees to take any further action reasonably appropriate to assist and cooperate with each Transferor in effectuating such tax-free exchange, provided, however, Transferors hereby agree that (a) Transferors shall pay directly for any additional expense caused to the District as a result of any actions taken by the District for the purpose of facilitating such exchange (not including the expenses of the District relating to other provisions hereof), and (b) the District's agreement to facilitate such exchange will not require it to take legal title to any real property other than the Talisman Lower Ranch Real Property, the Talisman Lower Ranch Real Property Outparcels, and the Transferor's Real Property.

         5.    REPRESENTATIONS AND WARRANTIES.

               5.1. TALISMAN REPRESENTATIONS AND WARRANTIES. As a material inducement to each Transferor entering into this Agreement, Talisman represents and warrants to each Transferor that the following matters are true as of the Effective Date and that they will also be true as of Closing and any Deferred Closing, as applicable:

                              (a)       The Talisman Agreement and this
Agreement represent the entire agreement between the parties thereto and hereto with respect to the Talisman Property. The Talisman Agreement is in full force and effect, no defaults by Talisman have occurred, no acts have occurred which, with the passage of time or giving of notice, may become defaults by Talisman, and to Talisman's knowledge, no defaults by the other parties thereto have occurred, and no acts have occurred which, with the passage of time or giving of notice, may become defaults by such other parties; and Talisman has not assigned, pledged or otherwise encumbered its interest in the Talisman Agreement or the property described therein.

                              (b)       Talisman is the legal fee simple title
holder of, and has good and marketable title to, the Talisman Real Property and the Talisman Irrigation System, free and clear of all liens, encumbrances, mortgages, leases and security interests, except those which shall be discharged prior to Closing and the Talisman Permitted Exceptions. There shall be no change in the ownership, operation or control of any party constituting Talisman from the Effective Date through the date of Closing.

                              (c)       Talisman is the lessee under the
Talisman Leases and such leases represent the entire agreement between the parties with respect to the property described therein. The Talisman Leases are in full force and effect, no defaults by Talisman have occurred and no acts have occurred, which, with the passage of time or the giving of notice, may become defaults by Talisman, and to Talisman's knowledge, no defaults by the lessors thereof have occurred, and no acts have occurred which, with the passage of time or the giving of notice may become defaults by such lessors; Talisman has not assigned, pledged or otherwise encumbered its interest in the Talisman Leases or the property described therein (except for that portion which is currently subleased to Okeelanta); the terms of the Talisman Leases (including the term and rent payable) are as set forth in EXHIBIT A-4; and Talisman has full power and authority to assign or sublease the Talisman Leases in accordance with this Agreement without obtaining a consent or approval of any party and has taken all action necessary to assign or sublease the Talisman Leases.

                              (d)       At Closing, Talisman shall not be in
default, nor shall any circumstances exist which would give rise to a default under any of the documents, recorded or unrecorded, referred to in the Talisman Title Binder.

                              (e)       Except as set forth in the Talisman
Environmental Assessment and Transferor's Environmental Assessment, the Talisman Real Property (other than that portion which is currently subleased to Okeelanta) and the Talisman Leased Property (other than that portion which is currently subleased to Okeelanta), and the occupancy, use and operation thereof, are in material compliance with all (1) Environmental Laws and (2) other applicable federal, state and local governmental laws, ordinances, regulations, licenses, permits, and authorizations, including, without limitation, applicable zoning laws and regulations and Governmental Approvals, and Talisman has no knowledge of any violations.

                              (f)       Except for the NEPA Lawsuit, there is
no pending, or to Talisman's knowledge, threatened federal, state or local judicial, county or administrative proceedings affecting the Talisman Property or in which Talisman is or will be party by reason of either Talisman's ownership of the Talisman Real Property or any portion thereof, or Talisman's interest in the Talisman Leased Property or any portion thereof including, without limitation, proceedings for or involving zoning violations, or personal injuries or property damage alleged to have occurred on the Talisman Real Property or Talisman Leased Property or by reason of the condition or use of the Talisman Real Property or the Talisman Leased Property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Talisman's knowledge, threatened against Talisman. In the event any proceeding of the character described in this subparagraph is initiated prior to Closing, Talisman shall promptly advise the Transferor in writing.

                              (g)       The execution and delivery of this
Agreement by the signatories hereto, and all the documents to be delivered by Talisman to the Transferors at Closing by the signatories hereto, on behalf of Talisman, and the performance of this Agreement and the Talisman Agreement by Talisman have been duly authorized by Talisman and Talisman's shareholder, St. Joe, and this Agreement and the Talisman Agreement are binding on Talisman and St. Joe and enforceable against Talisman and St. Joe by the parties thereto in accordance with their terms, conditions and provisions. Except as may be required as a result of the NEPA Lawsuit, no consent to such execution, delivery and performance is required from any person, beneficiary, partner, limited partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party other than any such consent which already has been unconditionally given. Neither the execution of this Agreement, the Talisman Agreement, nor the consummation of the transactions contemplated hereby or thereby will violate any restriction, court order, governmental law, ordinance, statute, rule, regulation, or agreement to which Talisman, St. Joe or the Talisman Property is subject.

                              (h)       As to the condition of the Talisman
Property, except as set forth in the Talisman Environmental Assessment or Transferor's Environmental Assessment:

                                        (1)       Talisman has obtained and is
in material compliance with any and all permits regarding the Disposal of Pollutants on, or their removal or Disposal from, the Talisman Real Property and the Talisman Leased Property.

                                        (2)       Talisman is not aware nor
does it have any actual notice of any past or present conditions, activities or practices, or unrecorded instruments which: (i) may give rise to any Environmental Claims and Liabilities in connection with the Talisman Real Property or the Talisman Leased Property; or (ii) otherwise materially impairs the use or operation of the Talisman Real Property or the Talisman Leased Property for agricultural purposes.

                                        (3)       There is no civil, criminal
or administrative action, suit, claim, demand, investigation, or notice of violation pending or, to Talisman's knowledge, threatened against Talisman relating in any way to the Disposal of Pollutants on the Talisman Real Property or the Talisman Leased Property which has not been disclosed in writing to the Transferors.

                              (i)       Talisman has delivered to TNC all
information, reports, studies and other documents required by the Talisman Agreement.

                              (j)       Talisman has not entered into other
agreements for purchase and sale applicable to the Talisman Property other than this Agreement and the Talisman Agreement.

                              (k)       All items delivered pursuant to this
Agreement or the Talisman Agreement which have been prepared by Talisman, are and will be true, correct and complete in all material respects and fairly represent the information set forth herein and therein; no such items omit information necessary to make the information contained therein or herein true and correct in all material respects. Any such documents, inspections, tests and studies prepared by third parties and delivered to any Party shall be given by Talisman without representation or warranty of any kind, and shall at all times be subject to the rights of the professionals and other third party preparers of such documents, inspections, tests or studies; provided, however, if Talisman has any knowledge of any inaccuracies contained in the documents, inspections, tests or studies delivered, such inaccuracies shall be specifically disclosed in writing by Talisman and such written disclosure shall be delivered to the other Parties contemporaneously with the delivery of such items. In the event that Talisman subsequently determines that there are inaccuracies contained in the documents, inspections, tests or studies delivered pursuant to this Section, Talisman shall disclose to the other Parties any errors or misstatements contained in such documents of which Talisman has knowledge.

                              (l)       There are no parties other than
Talisman in occupancy or possession of any part of the Talisman Real Property or the Talisman Leased Property, except Okeelanta, pursuant to the terms of that certain Lease/Sublease Agreement entered into on May 1, 1991, recorded May 28, 1992, in O.R. Book 7260, Page 1887, of the Public Records of Palm Beach County, Florida (the "Okeelanta Lease/Sublease"), as amended and disclosed to the Transferor, and no person or entity has any right to occupy, possess or lease any portion of the Talisman Real Property or, subject to the interest of Okeelanta pursuant to the Okeelanta Lease/Sublease and lessors pursuant to the Talisman Leases, the Talisman Leased Property.

                              (m)       Except as disclosed by the Talisman
Title Binder, there are no pending applications, permits, petitions, contracts, approvals, or other proceedings by Talisman with any governmental or quasi-governmental authority, including but not limited to municipalities, counties, districts, utilities, and/or federal or state agencies, concerning the use or operation of, or title to the Talisman Real Property or Talisman Leased Property or any portion thereof, and except as contemplated by this Agreement, Talisman has not granted nor is obligated to grant any interest in the Talisman Real Property or Talisman Leased Property to any of the foregoing entities.

                              (n)       Neither Talisman nor any subsidiary of,
or entity otherwise controlled by, Talisman is a party to any agreement with laborers, workers, employees, organized labor groups or independent contractors that is binding upon the District or a Transferor receiving any interest in any portion of the Talisman Property hereunder, whether or not such Party is or becomes engaged in business activities on or concerning the Talisman Property that are similar to such activities now or hereafter conducted by Talisman on or concerning the Talisman Property.

                              (o)       The Savannah Agreement represents the
entire agreement between the parties thereto with respect to the subject matter thereof. The Savannah Agreement is in full force and effect, and no defaults by Talisman have occurred and no acts have occurred which, with the passing of time or the giving of notice, may become defaults by Talisman, and to Talisman's knowledge, no defaults by the other party to the Savannah Agreement have occurred, and no acts have occurred which, with the passage of time or the giving of notice may become defaults by such other party; and Talisman has not assigned, pledged or otherwise encumbered its interest in the Savannah Agreement.

                              (p)       There are no service contracts or
management agreements which run with title to the Talisman Property, and neither the Transferor nor the District will have any obligation under such agreements as a result of the transactions contemplated by this Agreement.

                              (q)       No persons, firms, corporations or
other entities claiming by, through or under Talisman or St. Joe are entitled to a real estate commission or other similar fees as a result of this Agreement or the Talisman Agreement or the transactions contemplated hereby or thereby.

                              (r)       Talisman has continuously operated the
Talisman Property in the ordinary course consistent with good husbandry practices and with its past agricultural practices during the three years prior to March 16, 1999 and except for cultivating and fertilizing, which Talisman ceased on March 16, 1999, Talisman will continue to do so through Closing (including, among other things, planting, growing sugar cane, and harvesting, removing, using and selling sugar cane), all in compliance with all state, federal and local laws and regulations applicable to the Talisman Property, including, without limitation, Environmental Laws.

               5.2. DISTRICT REPRESENTATIONS AND WARRANTIES. As a material inducement to each Transferor entering into this Agreement, the District represents and warrants to each Transferor that the following matters are true as of the Effective Date and that they will also be true as of Closing and any Deferred Closing:

                              (a)       There is no pending, or to the
District's knowledge, threatened federal, state or local judiciary, county or administrative proceeding to which the District is or will be a party that could affect the District's ability to comply with its obligations under this Agreement. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the District's knowledge, threatened against the District. In the event any proceeding of the character described in this subparagraph is initiated prior to Closing, the District shall promptly advise Transferors in writing.

                              (b)       The execution and delivery of this
Agreement by the signatories hereto, and all the documents to be delivered by the District to the Transferors at Closing by the signatories thereto, on behalf of the District, and the performance of this Agreement by the District have been duly authorized by the District, and this Agreement is binding upon the District and enforceable against the District in accordance with its terms, conditions and provisions. No consent to such execution, delivery and performance of the District is required from any person, judicial or administrative body, governmental authority or any other party other than any such consent which already has been unconditionally given. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereof will violate any restriction, law, court order, or agreement to which the District is subject.

                              (c)       The District has delivered to each
Transferor copies of the following: the Talisman Environmental Assessment and all title, lease, and other information or documents which the District has received from Talisman and TNC pursuant to the Talisman Agreement.

                              (d)       All items delivered pursuant to this
Agreement which have been prepared by the District pursuant to this Agreement are, and will be, true, correct and complete in all material respects and fairly represent the information set forth therein; no such items omit information necessary to make the information contained therein or herein true and correct.

                              (e)       The Cooperative Agreement represents
the entire agreement between the parties thereto with respect to the matters set forth therein. The Cooperative Agreement is in full force and effect, and no defaults by the District have occurred and no acts have occurred which, with the passing of time or the giving of notice, may become defaults by the District, and to the District's knowledge no defaults by the other parties thereto have occurred, and no acts have occurred which, with the passing of time or the giving of notice, may become defaults by such other Parties; and the District has not assigned, pledged, encumbered or assigned its interest in the Cooperative Agreement. The Talisman Agreement and this Agreement and the transactions contemplated therein and herein, including, without limitation, the Transferor's Reservations and the Talisman Lower Ranch Reservations do not conflict with and will not be inconsistent with the Cooperative Agreement, and the Cooperative Agreement does not restrict the use of the Talisman Real Property conveyed to the Transferors pursuant to this Agreement.

                              (f)       No persons, firms, corporations or
other entities claiming by, through or under the District are entitled to a real estate commission or other similar fees as a result of this Agreement or the Talisman Agreement or the transactions contemplated hereby or thereby.

               5.3. TRANSFEROR REPRESENTATIONS AND WARRANTIES. As a material inducement to the District, TNC, and DOI entering into this Agreement, each Transferor individually and not jointly, represents and warrants to the District, TNC, and DOI that the following matters are true as of the Effective Date and that they will also be true as of Closing and any Deferred Closing, as applicable:

                              (a)       Except as set forth below, Transferor
is the legal, fee simple title holder of the Transferor's Real Property and has good and marketable title to such Transferor's Real Property, free and clear of all easements, restrictions, conditions, liens, encumbrances, mortgages, leases and security interests, except those which shall be discharged prior to Closing and the Transferor's Permitted Exceptions. Okeelanta has disclosed to the Parties hereto that it is not presently the fee simple owner of the King Realty Parcel, but it shall perform all acts necessary to cause legal title to said parcel to be conveyed at Closing in accordance with the terms and conditions set forth herein for the conveyance of the balance of Transferor's Real Property, except that the King Realty Parcel will not be transferred subject to Transferor's Reservations but will be transferred subject to the King Realty Lease. The Co-Op has disclosed to the Parties that it is not presently the fee simple owner of the Co-Op Real Property, but it shall perform all acts necessary to cause legal title to said parcel to be conveyed at Closing in accordance with the terms and conditions set forth herein for the conveyance of the balance of Transferors' Real Property. There shall be no change in the ownership, operation or control of any party constituting Transferor from the Effective Date through the date of Closing.

                              (b)       At Closing, Transferor shall not be in
default, nor any circumstances exist which would give rise to a default under any of the documents, recorded or unrecorded, referred to in Transferor's Title Binder(s).

                              (c)       Except as set forth in the District's
Environmental Assessment, Transferor's Real Property, and the occupancy, use and operation thereof, are in material compliance with all (1) Environmental Laws and (2) other applicable federal, state and local governmental laws, ordinances, regulations, licenses, permits, and authorizations, including, without limitation, applicable zoning laws and regulations and Governmental Approvals, and Transferor has no knowledge of any violations.

                              (d)       Except for the NEPA Lawsuit, and those
actions filed, maintained or threatened by the District or its representatives relating to the condemnation of STA Land, there is no pending, or to Transferor's knowledge, threatened federal, state or local judicial, county or administrative proceedings affecting Transferor's Real Property or in which Transferor is or will be party by reason of either Transferor's ownership of Transferor's Real Property, including, without limitation, proceedings for or involving zoning violations, or personal injuries, or damage alleged to have occurred on Transferor's Real Property or by reason of the condition or use of Transferor's Real Property. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to Transferor's knowledge, threatened against Transferor. In the event any proceeding of the character described in this subsection is initiated prior to Closing, the affected Transferor shall promptly advise the District, TNC, and DOI in writing.

                              (e)       The execution and delivery of this
Agreement by the signatories hereto, and all the documents to be delivered by a Transferor to the District, TNC and

DOI at Closing by the signatories thereto, on behalf of a Transferor, and the performance of this Agreement by a Transferor have been duly authorized by such Transferor, and this Agreement is binding on and enforceable against such Transferor, in accordance with the terms, conditions and provisions thereof. Except as set forth in subparagraph (a) above and such lender consents which are described in Transferor's Title Binder as "Requirements," and which Transferor agrees to obtain prior to Closing, no consent to such execution, delivery and performance of a Transferor is required from any person, beneficiary, partner, limited partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party other than any such consent which already has been unconditionally given. Neither the execution of this Agreement nor the consummation of the transaction contemplated hereby will violate any restriction, court order, governmental law, ordinance, statute, rule, regulation, or agreement to which a Transferor, or Transferor's Real Property is subject.

                              (f)       As to the condition of a Transferor's
Real Property, except as provided in the District's Environmental Assessment:

                                        (1)       Each Transferor has obtained
and is in material compliance with any and all permits regarding the Disposal of Pollutants on, or their removal or Disposal from, such Transferor's Real Property.

                                        (2)       The Transferor is not aware
nor does it have any actual notice of any past or present conditions, activities or practices, or unrecorded instruments which: (i) may give rise to any Environmental Claims and Liabilities on Transferor's Real Property; or (ii) otherwise materially impairs use or operation of the Transferor's Real Property for agricultural purposes.

                                        (3)       There is no civil, criminal
or administrative action, suit, claim, demand, investigation, or notice of violation pending or to the knowledge of Transferor, threatened against the Transferor relating in any way to the Disposal of Pollutants on Transferor's Real Property which has not been disclosed in writing to the District.

                              (g)       Transferor has delivered to the
District all information reports, studies and other documents required by this Agreement to be furnished by Transferor to the District.

                              (h)       Except for an agreement of Okeelanta
with respect to the purchase or exchange of the King Realty Parcel and agreements of Okeelanta and USSC with the Co-Op with respect to the purchase of the Co-Op Real Property, Transferor has not entered into other agreements for purchase and sale applicable to Transferor's Real Property other than this Agreement.

                              (i)       All items delivered pursuant to this
Agreement which have been prepared by Transferor pursuant to this Agreement, are and will be true, correct and complete in all material respects and fairly represent the information set forth therein; no such items omit information necessary to make the information contained therein or herein true and correct.

                              (j)       Except as set forth in Transferor's
Title Binder, there are no parties other than Transferor in occupancy or possession of any part of Transferor's Real Property, and, except as set forth in Transferor's Title Binder, no person or entity, has any right to occupy, possess or lease any portion of Transferor's Real Property.

                              (k)       Except as disclosed by Transferor's
Title Binder(s), there are no pending applications, permits, petitions, contracts, approvals, or other proceedings with any governmental or quasi-governmental authority, including but not limited to municipalities, counties, districts, utilities, and/or federal or state agencies, concerning the use or operation of, or title to Transferor's Real Property or any portion thereof, and Transferor has not granted nor is obligated to grant any interest in Transferor's Real Property to any of the foregoing entities.

                              (l)       No Transferor or any subsidiary of, or
entity otherwise controlled by, Transferor is a party to any agreement with laborers, workers, employees, organized labor groups or independent contractors that is binding upon the District or any interest in any portion of Transferor's Real Property, whether or not the District is or becomes engaged in business activities on or concerning such Transferor's Real Property that are similar to such activities now or hereafter conducted by Transferor on or concerning such Transferor's Real Property.

                              (m)       There are no service contracts or
management agreements which run with title to the Transferor's Real Property, and the District will have no obligation under such agreements as a result of the transactions contemplated by this Agreement.

                              (n)       No persons, firms, corporations or
other entities claiming by, through or under a Transferor are entitled to a real estate commission or other similar fees as a result of this Agreement or the transactions contemplated by this Agreement.

                              (o)       Okeelanta and USSC each hereby
acknowledge, covenant and agree that with respect to the portion of the Co-Op Real Property in which legal title is currently vested in them, all of the representation and warranties contained in this SECTION 5.3, as well as the obligations and undertakings set forth in SECTIONS 7.1, 7.6, 7.7.2, 9.22 and the covenants set forth in SECTIONS 13.1(A), 13.1(C) AND 13.4, shall be deemed to have been given or made by Okeelanta or USSC, as applicable.

               5.4. TNC REPRESENTATIONS AND WARRANTIES. As a material inducement to each Transferor entering into this Agreement, TNC represents and warrants to each Transferor that the following matters are true as of the Effective Date and that they will also be true as of Closing and any Deferred
Closing:

                              (a)       There is no pending, or to TNC's
knowledge, threatened federal, state or local judiciary, county or administrative proceeding to which TNC is or will be a party that could affect TNC's ability to comply with its obligations under this Agreement or the Talisman Agreement. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to TNC's knowledge, threatened against TNC. In the event any proceeding of the character described in this subparagraph is initiated prior to Closing, TNC shall promptly advise Transferors in writing.

                              (b)       The execution and delivery of this
Agreement and the Talisman Agreement, and all the documents to be delivered by TNC to Transferors at Closing, on behalf of TNC in the performance of this Agreement by TNC have been duly authorized by TNC, and this Agreement and the Talisman Agreement are binding upon TNC and enforceable against TNC in accordance with their terms, conditions and provisions. No consent to such execution, delivery and performance of TNC is required from any person, judicial or administrative body, governmental authority or any other party other than any such consent which already has been unconditionally given. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein or therein will violate any restriction, law, court order, or agreement to which TNC is subject.

                              (c)       TNC has delivered to Transferor all
title, lease and other information or documents which TNC has received from Talisman pursuant to the Talisman Agreement.

                              (d)       All items delivered pursuant to this
Agreement which have been prepared by TNC pursuant to this Agreement are, and will be, true, correct and complete in all material respects and fairly represent the information set forth therein; no such items omit information necessary to make the information contained therein or herein true and correct.

                              (e)       The Talisman Agreement and this
Agreement represent the entire agreement between the parties thereto and hereto with respect to the Talisman Property. The Talisman Agreement is in full force and effect, and no defaults by TNC have occurred and no acts have occurred which, with the passing of time or the giving of notice, may become defaults by TNC, and to TNC's knowledge, no defaults by the other parties thereto have occurred, and no acts have occurred which, with the passing of time or the giving of notice, may become defaults by such other parties; and TNC has not assigned, pledged or otherwise encumbered its interest in the Talisman Agreement or the property described therein except with respect to its approval of the Knight Agreement, which agreement does not affect the property subject to this Agreement.

                              (f)       The Cooperative Agreement represents
the entire agreement between the parties thereto with respect to the matters set forth therein. The Cooperative Agreement is in full force and effect, and no defaults by TNC have occurred and no acts have occurred which, with the passing of time or the giving of notice, may become defaults by TNC, and to TNC's knowledge, no defaults by the other parties thereto have occurred, and no acts have occurred which, with the passing of time or the giving of notice, may become defaults by such other parties; and TNC has not assigned, pledged, encumbered or assigned its interest in the Cooperative Agreement. The Talisman Agreement and this Agreement and the transactions contemplated therein and herein, including, without limitation, the Transferor's Reservations and the Talisman Lower Ranch Reservations do not conflict with and will not be inconsistent with the Cooperative Agreement, and the Cooperative Agreement does not restrict the use of the Talisman Real Property conveyed to the Transferors pursuant to this Agreement.

                              (g)       No persons, firms, corporations or
other entities claiming by, through or under TNC are entitled to a real estate commission or other similar fees as a result of this Agreement or the Talisman Agreement or the transactions contemplated hereby or thereby.

               5.5. DOI REPRESENTATIONS AND WARRANTIES. As a material inducement to each Transferor entering into this Agreement, the DOI represents and warrants to each Transferor that the following matters are true as of the Effective Date and that they will also be true as of Closing and any Deferred
Closing:

                              (a)       Except for the NEPA Lawsuit, there is
no pending, or to the DOI's knowledge, threatened federal, state or local judiciary, county or administrative proceeding to which the DOI is or will be a party that could affect the DOI's ability to comply with its obligations under this Agreement or the Talisman Agreement. No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the DOI's knowledge, threatened against the DOI. In the event any proceeding of the character described in this subparagraph is initiated prior to Closing, the DOI shall promptly advise Transferors in writing.

                              (b)       The execution and delivery of this
Agreement, and all the documents to be delivered by the DOI to Transferors at Closing, on behalf of the DOI in the performance of this Agreement by the DOI have been duly authorized by the DOI, and this Agreement is binding upon the DOI and enforceable against the DOI in accordance with its terms, conditions and provisions. Except for the NEPA Lawsuit: (i) no consent to such execution, delivery and performance of the DOI is required from any person, judicial or administrative body, governmental authority or any other party other than any such consent which already has been unconditionally given by the execution hereof; and (ii) neither the execution of this Agreement nor the consummation of the transactions contemplated herein will violate any restriction, law, court order, or agreement to which the DOI is subject.

                              (c)       The Talisman Agreement and this
Agreement represent the entire agreement between the parties thereto and hereto with respect to the Talisman Property. The Talisman Agreement is in full force and effect, and no defaults by DOI have occurred, and no acts have occurred which, with the passing of time or the giving of notice, may become defaults by DOI, and to DOI's knowledge, no defaults by the other parties thereto have occurred, and no acts have occurred which, with the passing of time or the giving of notice, may become defaults by the other parties; and, except for the Knight Agreement, the DOI has not assigned, pledged or otherwise encumbered any interest in the Talisman Agreement or the property described therein.

                              (d)       The Cooperative Agreement represents
the entire agreement between the parties thereto with respect to the matters set forth therein. The Cooperative Agreement is in full force and effect, and no defaults by DOI have occurred and no acts have occurred which, with the passing of time or the giving of notice, may become defaults by DOI and to DOI's knowledge, no defaults by the other parties thereto have occurred, and no acts have occurred which, with the passing of time or the giving of notice, may become defaults by such other parties; and the DOI has not assigned, pledged, encumbered or assigned its interest in the Cooperative Agreement. The Talisman Agreement and this Agreement and the transactions contemplated therein and herein, including, without limitation, the Transferor's Reservations and the Talisman Lower Ranch Reservations, do not conflict with and will not be inconsistent with the Cooperative Agreement, and the Cooperative Agreement does not restrict the use of the Talisman Real Property conveyed to the Transferors pursuant to this Agreement.

                              (e)       Nothing in this Agreement shall
constitute a waiver of the sovereign immunity of the United States, nor provide a remedy against the United States, except to the extent such waiver or remedy is otherwise permitted by law.

                              (f)       No persons, firms, corporations or
other entities claiming by, through or under DOI are entitled to a real estate commission or other similar fees as a result of this Agreement or the Talisman Agreement or the transactions contemplated hereby or thereby.

               5.6.      RECIPROCAL REAL ESTATE BROKERAGE INDEMNITIES.

                              (a)       AS TO TALISMAN'S PROPERTY. Talisman
agrees to indemnify the District and each Transferor and hold the District and each Transferor harmless from any loss, liability, damage, cost, or expense (including, without limitation, court costs, and reasonable attorneys fees) paid or incurred by the District or any Transferor by reason of any claim to any brokers, finders, agents or other fee in connection with the transactions contemplated by the Talisman Agreement and this Agreement by any party claiming by, through or under Talisman. The District, to the extent permitted by law and subject to sovereign immunity limitations, and each Transferor agrees to indemnify Talisman and hold Talisman harmless from any loss, liability, damage, cost or expense (including without limitation, court costs, and reasonable attorneys fees) paid or incurred by Talisman by reason of any claim to any brokers, finders, agents or other fee in connection with the transactions contemplated by the Talisman Agreement and this Agreement by any party claiming by, through or under the District or such Transferor. These indemnities shall survive Closing or termination of this Agreement.

                              (b)       AS TO TRANSFEROR'S REAL PROPERTY. Each
Transferor agrees to indemnify the District and hold the District harmless from any loss, liability, damage, cost, or expense (including, without limitation, court costs, and reasonable attorneys fees) paid or incurred by the District by reason of any claim to any brokers, finders, agents or other fee in connection with the transactions contemplated by this Agreement by any party claiming by, through or under such Transferor. The District, to the extent permitted by law, and subject to sovereign immunity limitations, agrees to indemnify each Transferor and hold each Transferor harmless from any loss, liability, damage, cost or expense (including without limitation, court costs, and reasonable attorneys fees) paid or incurred by a Transferor by reason of any claim to any brokers, finders, agents or other fee in connection with the transactions contemplated by the Talisman Agreement or this Agreement by any party claiming by, through or under the District. These indemnities shall survive Closing or termination of this Agreement.

               5.7. BREACH OF REPRESENTATION AND WARRANTIES. Each Party (the "Defaulting Party") shall be liable to the other Parties (the "Other Parties") before and after Closing or any Deferred Closing for any loss, damages, liability, or cost (including but not limited to reasonable attorney's fees and costs) that any Other Party incurs directly, indirectly or proximately as a result of any warranty or representation made by the Defaulting Party in this Agreement not being true and correct as of Closing and any Deferred Closing; provided that Talisman's obligations with respect to breaches of SECTIONS 5.1(E)(1), (H)(1), (H)(2)(I) AND (H)(3), other than fraudulent breaches of such Sections, shall be governed by SECTION 7.8. Talisman's obligations with respect to such fraudulent breaches shall be governed by this
SECTION 5.7.

               5.8. REPRESENTATIONS AND WARRANTIES LIMITED. Each of the Parties understands and acknowledges that except as provided in this Agreement and the Talisman Agreement, each Party makes no representation or warranty of any kind, either express or implied, to any other Party as to any of the property which is the subject of this Agreement, including but not limited to:
(1) the physical or other condition, including environmental condition, or condition with respect to Pollutants of the property; (2) title to or ownership of the property; (3) the income potential, operating expenses, uses, merchantability or fitness for particular purpose of the property, or (4) the accuracy, reliability, or completeness of any information or documents provided to any other party (including without limitation, the Talisman Environmental Assessment). Notwithstanding anything to the contrary herein, the effect of the representations and warranties made in this Agreement or the Talisman Agreement shall not be diminished or deemed to be waived by any notices, inspections, tests or investigations made by any Party or such Party's representatives. For purposes of representations and warranties provided in this Agreement which are qualified by the knowledge of a Party, the knowledge of such Party is limited to the actual knowledge of the persons identified in EXHIBIT C. DOI and the District shall be liable to the Parties for any loss, damages, liability or costs of any other Party only to the extent such liability is otherwise permitted by law.

         6.    PRESERVATION OF REAL PROPERTY.

               6.1. RISK OF LOSS. Each Transferor and Talisman assumes all risk of loss or damage to its respective property which is to be transferred pursuant to this Agreement prior to the Closing or a Deferred Closing, as applicable.

               6.2. INSURANCE. Talisman and each Transferor shall continue to maintain all insurance coverage, if any, in force as of the Effective Date with respect to its property which is to be transferred pursuant to this Agreement until Closing or a Deferred Closing, as applicable.

         7.    DUE DILIGENCE.

               7.1. TITLE AND OTHER INFORMATION FROM TRANSFEROR Each Transferor has, with respect to such Transferor's Real Property, delivered to the District copies of the following documents, if any, which are in Transferor's possession or control: (a) all warranties, guarantees pertaining to the Transferor's Real Property in effect on the Effective Date; (b) all plans and specifications pertaining to improvements, including borrow pits, irrigation systems and structures located on the Transferor's Real Property;
(c) Governmental Approvals as well as all unrecorded instruments and agreements that relate to the use or operation of Transferor's Real Property; (d) all deeds by which Transferors acquired title to Transferor's Real Property; (e) all existing title insurance policies insuring title to any portion of the Transferor's Real Property, (f) all surveys, environmental or engineering reports, studies, inspections or analyses, copies of all historical overflight photographs, Material Safety Data Sheets, hazardous waste shipment manifests or invoices and other physical inspections or reports conducted with respect to the Transferor's Real Property or on behalf of Transferor or otherwise, if any, which are in Transferor's possession or control; (g) a list of litigation or, proceedings, pending or threatened with respect to the Transferor's Real Property; and (h) a list of any such documents or information described in (a) - (f) above not in Transferor's possession or control but of which Transferor has knowledge. Except as provided in SECTION 7.7.2(G), a Transferor shall not be required to furnish financial information to the District. Any such documents, inspections, tests and studies prepared by third parties and delivered to the District shall be given by the Transferor without representation or warranty of any kind, and shall at all times be subject to the rights of the professionals and other third party preparers of such documents, inspections, tests or studies; provided, however, if a Transferor has any knowledge of any inaccuracies contained in the documents, inspections, tests or studies delivered, such inaccuracies shall be specifically disclosed in writing by Transferor and such written disclosure shall be delivered to the District contemporaneously with the delivery of such items. In the event that a Transferor subsequently determines that there are inaccuracies contained in the documents, inspections, tests or studies delivered pursuant to this Section, Transferor shall disclose to the District any errors or misstatements contained in such documents of which Transferor has knowledge.

               7.2. TRANSFERORS' ACCESS TO TALISMAN PROPERTY. Talisman hereby agrees that on and after the Effective Date, each Transferor and each Transferor's employees, agents, and consultants, shall have access to the Talisman Property subject to that certain Access Agreement and Confidentiality Agreement entered into by and between Talisman and each Transferor (the "Access and Inspection Agreement"). Talisman will, upon written request received on or before April 30, 1999 from any Transferor in accordance with the Access and Inspection Agreement, promptly provide such Transferor with access to the farm managers managing the Talisman Property and furnish such Transferor with crop planting, fertilizing, maintenance, and harvesting records, copies of all permits, service contracts, and other documents relating to the farming and operation of the Talisman Property, and a list of all farming equipment and personal property used in operating the Talisman Property. In addition, Talisman shall cooperate with each Transferor by contacting current employees of Talisman on behalf of each Transferor to assist in the Transferor's efforts to interview and hire such employees subsequent to Closing; provided, however, Transferor shall have no obligation to hire such employees. The provisions of the preceding two sentences shall survive the Closing or a Deferred Closing, as applicable.

               7.3. DISTRICT INSPECTION PERIOD. The District shall have until April 7, 1999 for the District or the District's Representatives and DOI to make such investigations, studies and tests of each of Transferor's Real Property including, but not limited to, conducting engineering inspections, making soil and substrate drillings and borings, installing piezometers and temporary or permanent groundwater monitoring wells, collecting soil, sediment, surface water and groundwater samples, measuring water levels, and performing environmental inspections and any other inspections, tests, studies, investigations which the District deems necessary or advisable, in its sole and absolute discretion, in order to determine the condition and compliance of each Transferor's Real Property under Environmental Laws; provided, however, except as specifically set forth in this Agreement, Transferors shall have no obligation to correct any condition which is disclosed by such inspections, tests, studies or investigations. The District shall keep each Transferor and all other Parties continuously informed of the results of its assessment and shall provide a written report of the District's Environmental Assessment to each Transferor and such other Parties no later than April 7, 1999.

               7.4. DISTRICT'S ACCESS TO TRANSFEROR'S REAL PROPERTY. Each Transferor agrees: (i) on and after the Effective Date, the District and the District's Representatives, shall be given access to the Transferor's Real Property in the manner and subject to the terms of that certain Site Access Release, Indemnification and Non-Disclosure Agreement (the "Access Agreement") entered into by the District and each Transferor; except that Section 4 of each Access Agreement is hereby amended to provide that the Access Agreement shall terminate upon the earlier to occur of the Closing or the termination of this Agreement and that Sections 1, 2, and 3 of the Access Agreement shall survive termination of the Access Agreement; and (ii) Transferor shall make other good faith efforts upon the District's reasonable request to provide the District with other relevant or necessary information with respect to the Transferor's Real Property.

               7.5.      TITLE BINDERS.

                         7.5.1     TALISMAN REAL PROPERTY. The Transferors each
hereby acknowledge and agree that the Talisman Permitted Exceptions are permitted exceptions to the Talisman Property and the Talisman Additional Lands. Talisman shall promptly commence and diligently and continuously pursue, and in fact, satisfy, remove, or cure any exceptions to its title to the Talisman Property and the Talisman Additional Lands other than the Talisman Permitted Exceptions. Talisman shall not grant, convey, encumber, lease or allow the imposition of any lien on any portion of the Talisman Property or the Talisman Additional Lands to be conveyed by it at any time prior to Closing or a Deferred Closing, as the case may be. Talisman will not execute or record any instrument in any way affecting the title to any portion of the Talisman Property or the Talisman Additional Lands to be conveyed by it at any time prior to Closing or a Deferred Closing, as may be applicable, without the prior written consent of the District or the Transferor, or their designees, to which such parcel is to be conveyed or an interest therein is to be assigned hereunder. Prior to or at Closing or a Deferred Closing, as applicable, Talisman shall undertake such actions, pay such amounts of money and execute such documents as may be necessary to satisfy all requirements set forth in the Talisman Title Binder affecting the Talisman Property or the Talisman Additional Lands, and to delete all exceptions other than the Talisman Permitted Exceptions from the Talisman Title Binder.

               7.6. TRANSFEROR'S REAL PROPERTY. The District hereby acknowledges and agrees that the Transferor's Permitted Exceptions are permitted exceptions to the Transferor's Real Property. Each Transferor shall promptly commence and diligently and continuously pursue, and in fact satisfy, remove, or cure any exceptions to its title other than the Transferor's Permitted Exceptions. A Transferor shall not grant, convey, encumber, lease or allow the imposition of any lien on any portion of such Transferor's Real Property to be conveyed by it at any time prior to Closing or a Deferred Closing, as the case may be. A Transferor will not execute or record any instrument in any way affecting the title to any portion of such Transferor's Real Property to be conveyed by it at any time prior to Closing or a Deferred Closing, as may be applicable, without the prior written consent of the District. Prior to or at Closing or a Deferred Closing, as applicable, a Transferor shall undertake such actions, pay such amounts of money and execute such documents as may be necessary to satisfy all requirements set forth in the applicable Transferor's Title Binder affecting such Transferor's Real Property, and to delete all exceptions other than the Transferor Permitted Exceptions from the Transferor's Title Binder.

               7.7.      ENVIRONMENTAL MATTERS.

                         7.7.1     TALISMAN REAL PROPERTY.

                                   (a)       TALISMAN DEFERRED PARCELS AND
NOTICE OF TALISMAN ADDITIONAL REMEDIATION PARCELS. The portions of Talisman Real Property and Talisman Leased Property identified by the District as Deferred Parcels are described on EXHIBIT A-8.1. The portions of Talisman Real Property and Talisman Leased Property identified by the Transferors as Talisman Additional Remediation Parcels are described in EXHIBIT A-3. Title to the Talisman Additional Remediation Parcels shall be transferred at the Closing.

                                   (b)       USE RESTRICTIONS ON TALISMAN'S
DEFERRED PARCELS. As to the Talisman Deferred Parcels that are remediated as required herein to aquatic or agricultural standards, each Transferor has been informed that the DEP may require that, as a condition of issuing its Governmental Confirmation to Talisman or issuing a Prospective Purchaser Agreement to TNC, DOI and the District, a restriction be incorporated in the deed of conveyance prohibiting future use for residential purposes unless and until such Talisman Deferred Parcel is remediated to residential standards of DEP. The Parties hereby agree that such a restriction, if required by the DEP as a condition to the issuance of its Governmental Confirmation with respect to a specific Talisman Deferred Parcel, is approved in concept. The actual language of the restriction shall be subject to the review and reasonable approval of the applicable Parties.

                                   (c)       TALISMAN'S DUTY TO REMEDIATE.
Talisman shall, at its sole cost and expense, complete any and all Remediation of the Talisman Deferred Parcels and Talisman Additional Remediation Parcels and take such actions as may be required to satisfy the Talisman Environmental Assessment, the Transferor's Environmental Assessment and the Transferor's Final Environmental Notice. Talisman shall cause Remediation of all the Soil Deferred Parcels and Talisman Additional Remediation Parcels to be completed within nine (9) months after the Closing. Talisman shall cause Remediation of the Groundwater Deferred Parcels to be completed no later than twenty-four (24) months after Closing.

                                   (d)       TALISMAN'S NOTICE OF PROPOSED
REMEDIATION PLAN. As to the Talisman Deferred Parcels and Talisman Additional Remediation Parcels, Talisman shall provide to each Transferor a Remediation Plan at least five (5) days prior to initiating the work contemplated by such plan but in no event later than thirty (30) days after the Closing. Each Transferor may provide comments to Talisman on the proposed Remediation Plan. Talisman may consider any such comments but the ultimate content of the Remediation Plan shall be in the sole discretion of Talisman, as long as the implementation of the Remediation is reasonably expected to bring the Talisman Deferred Parcels and the Talisman Additional Remediation Parcels into, and to cause all other portions of the Talisman Real Property and Talisman Leased Property to be maintained in, compliance with all Environmental Laws and satisfy the requirements of the Talisman Environmental Assessment and Transferor's Environmental Assessment. Talisman shall provide copies of all documents submitted to the DEP to the District and each Transferor shall keep the District and each Transferor reasonably informed and advised as to the status of Talisman's implementation of the Remediation Plan.

                              (e)       TALISMAN'S NOTICE OF COMPLETION. On or
prior to the date that Talisman is obligated to complete Remediation of a Talisman Deferred Parcel or a Talisman Additional Remediation Parcel in accordance with this Agreement, Talisman shall, as to such Talisman Deferred Parcel or Talisman Additional Remediation Parcel, as applicable, provide to the District and each applicable Transferor a Notice of Completion which shall include the applicable Governmental Confirmation. A "deactivation letter" or completion report from an agency shall be deemed to be a confirmation that no further action is required by such agency. Notwithstanding the foregoing, the affected Transferor and Talisman shall use their best efforts and cooperation to arrange for the DEP to act as a clearing house and assume lead agency responsibility for acquiring the above confirmations from other state and local regulatory authorities, and, if applicable, federal regulatory authorities. If the DEP agrees to assume lead agency responsibility, then written confirmation from the DEP shall be deemed to be conclusive evidence of Governmental Confirmation.

                              (f)       TRANSFEROR'S FINAL ENVIRONMENTAL NOTICE
TO TALISMAN. At any time within thirty (30) days after the date a Talisman Deferred Parcel is conveyed to a Transferor, or at any time within thirty (30) days after Talisman has delivered its Notice of Completion as to a Talisman Additional Remediation Parcel, such Transferor may conduct a final environmental assessment ("Transferor's Final Environmental Assessment") and deliver to Talisman a final environmental notice specifying matters requiring additional Remediation on such parcel ("Transferor's Final Environmental Notice"). If Talisman does not complete such additional Remediation in accordance with the applicable provisions of this Agreement within thirty (30) days after receipt of Transferor's Final Environmental Notice, then, such Transferor may complete the Remediation and Talisman shall reimburse such Transferor for all reasonable costs and expenses incurred by such Transferor to complete the Remediation within thirty (30) days of receipt of written notice from such Transferor.

                      7.7.2   TRANSFEROR'S REAL PROPERTY

                              (a)       NOTICE OF TRANSFEROR'S DEFERRED
PARCELS. The portions of Transferor's Real Property identified by the District as of the Execution Date as Transferor's Deferred Parcels are described on EXHIBIT A-8.2. By written notice to the applicable Transferor no later than April 7, 1999, the District may designate Transferor Additional Remediation Parcels based on the results of the District's Environmental Assessment. The District's failure to timely designate any particular portion of a Transferor's Real Property as Transferor's Deferred Parcels shall not adversely affect the District's right to give District's Final Environmental

Notice for all or any part of a Transferor's Real Property and to require Remediation as provided in this Agreement.

                              (b)       USE RESTRICTIONS ON TRANSFEROR'S
DEFERRED PARCELS AND TRANSFEROR'S ADDITIONAL REMEDIATION PARCELS. As to the Transferor's Deferred Parcels and Transferor's Additional Remediation Parcels that are remediated as required herein to aquatic or agricultural standards, the District acknowledges and agrees that the DEP may require that, as a condition of issuing its Governmental Confirmation to a Transferor, or issuing a Prospective Purchaser Agreement to DOI and the District, a restriction be incorporated in the deed of conveyance prohibiting future use for residential purposes unless and until such Transferor's Deferred Parcel or Transferor's Additional Remediation Parcel is remediated to residential standards of the DEP. The Parties hereby agree that such a restriction, if required by the DEP as a condition to the issuance of its Governmental Confirmation with respect to a specific Transferor's Deferred Parcels or Transferor's Additional Remediation Parcels, is approved in concept. The actual language of the restriction shall be subject to the review and reasonable approval of the applicable Parties.

                              (c)       TRANSFEROR'S DUTY TO REMEDIATE. A
Transferor shall, at its sole cost and expense, complete any and all necessary Remediation of such Transferor's Deferred Parcels and Transferor's Additional Remediation Parcels. Except for required post-Remediation groundwater monitoring, a Transferor shall cause Remediation of Transferor's Deferred Parcels and all Transferor's Additional Remediation Parcels of STA Land to be completed within fifteen (15) months after Closing. A Transferor shall cause Remediation of all other of such Transferor's Real Property to be completed prior to termination of such Transferor's Reservations for such Transferor's Real Property.

                              (d)       TRANSFEROR'S NOTICE OF PROPOSED
REMEDIATION PLAN. As to each Transferor's Deferred Parcel and Transferor's Additional Remediation Parcel, a Transferor shall provide to the District a Remediation Plan at least forty-five (45) days prior to initiating the work contemplated by such plan but in no event later than, (i) as to Transferor's Deferred Parcels, sixty (60) days after Closing, (ii) as to all Transferor's Additional Remediation Parcels located on STA Land, sixty (60) days after the date of the District's notice identifying such Transferor's Additional Remediation Parcels, and, (iii) as to Transferor's other Additional Remediation Parcels, as provided in Transferor's Reservations for such Transferor's Real Property. The District may provide comments to a Transferor on the proposed Remediation Plan. A Transferor may consider any such comments but the ultimate content of the Remediation Plan shall be in the sole discretion of Transferor, as long as the implementation of the Remediation is reasonably expected to timely bring the Transferor's Deferred Parcels into, and to cause all other portions of the Transferor's Real Property to be maintained in, compliance with all Environmental Laws.

                              (e)       TRANSFEROR'S NOTICE OF COMPLETION. On
or prior to the date a Transferor is obligated to complete Remediation of a Transferor's Deferred Parcel or Transferor's Additional Remediation Parcel in accordance with this Agreement, each Transferor shall, as to such Transferor's Deferred Parcel or Transferor's Additional Remediation Parcel, provide to the District a Notice of Completion which shall include the applicable Governmental

Confirmation. A "deactivation letter" or completion report from an agency shall be deemed to be a confirmation that no further action is required by such agency. Notwithstanding the foregoing, each Transferor and the District shall use their best efforts and cooperation to arrange for the DEP to act as a clearing house and assume lead agency responsibility for acquiring the above confirmations from other state and local regulatory authorities and, if applicable, Federal regulatory authorities. If the DEP agrees to assume lead agency responsibility, then written confirmation from the DEP shall be deemed to be conclusive evidence of Governmental Confirmation. For all of a Transferor's Real Property, the written confirmations required by this Section shall be issued as of the date of, or not more than thirty (30) days prior to, termination of the Transferor's Reservations for such Transferor's Real Property.

                              (f)       DISTRICT'S FINAL ENVIRONMENTAL NOTICE
TO TRANSFEROR. At any time within thirty (30) days after the date a Transferor's Deferred Parcel is conveyed to the District, the District may conduct a final environmental assessment ("District's Final Environmental Assessment") and deliver to a Transferor a final environmental notice specifying matters requiring Remediation ("District's Final Environmental Notice"). If the Transferor does not complete such additional Remediation in accordance with the applicable provisions of this Agreement, within thirty (30) days after receipt of District's Final Environmental Notice, then, in addition to all other remedies for Transferor's failure to complete Remediation as required pursuant to this Agreement, the District may cause such Remediation to be completed.

                              (g)       TRANSFEROR'S FINANCIAL ASSURANCES. As
an inducement to the District to waive any requirement for Transferor to place monies or other security in escrow to guarantee such Transferor's Remediation obligations as set forth in SECTION 7.7.2(C), USSC and FCC have furnished, as of the Execution Date, either certified audited financial statements or certified statements from their respective independent, certified public accountant confirming a minimum net worth of each of USSC and FCC (the "Financial Information"). The Financial Information shall be as of the end of the most recent fiscal year of such entity and shall be updated by such entity promptly upon the occurrence of any material adverse change in the net worth of such entity.

               7.8 INDEMNIFICATION BY TALISMAN AND ST. JOE. Talisman and St. Joe each, jointly and severally, shall absolutely, irrevocably, and forever indemnify, defend and hold harmless each Transferor and each Transferor's representatives, employees, agents, successors and assigns, of and from any and all Environmental Claims and Liabilities, and any and all Losses arising from, connected with, or as a result of, (1) the condition of any portion of the Talisman Property as of Talisman's surrender of possession of such portion of Talisman's Property (except for any such condition which is caused by any act, error or omission of a Transferor or such Transferor's employees, agents, representatives, successors or assigns); (2) the release of a Pollutant that existed on the Talisman Property as of Talisman's surrender of possession of such portion of the Talisman Property; or (3) any breach of Talisman's representations and warranties contained in SECTIONS 5.1(E)(1) and 5.1(H)(1),
(H)(2)(I) AND (H)(3).

                         Each of Talisman, St. Joe and the applicable
Transferor shall notify the other in writing of any Losses or Environmental Claims and Liabilities described in the previous paragraph of which it becomes aware, within a reasonable time period after discovery of such Losses or Environmental Claims and Liabilities (an "Indemnification Claim"), but not later than the fifth anniversary of the Closing or any Deferred Closing, as applicable. The failure to promptly notify Talisman shall not relieve Talisman or St. Joe of their obligations hereunder except to the extent that Talisman is actually prejudiced by such failure to give notice. If, at the time a Transferor's Indemnification Claim is made, the cumulative total of all Transferors' Indemnification Claims then made do not exceed $500,000, the Transferor shall undertake the defense thereof or other appropriate resolution thereof by representatives chosen by the Transferor which are reasonably satisfactory to Talisman. If, at the time a Transferor's Indemnification Claim is made, the cumulative total of all Transferors' Indemnification Claims then made exceeds $500,000 but is less than $5,000,000, Talisman shall undertake the defense thereof or other appropriate resolution thereof by representatives chosen by Talisman which are reasonably satisfactory to the Transferor. If, at the time a Transferor's Indemnification Claim is made, the cumulative total of all Transferors' Indemnification Claims then made exceeds $5,000,000, Talisman and the Transferor shall jointly undertake the defense thereof or other appropriate resolution thereof by jointly chosen representatives. The Transferor shall control the defense or other resolution of any and all Indemnification Claims for $500,000 or less. Talisman shall control the defense or other resolution of any and all Indemnification Claims between $500,001 and $5,000,000. Talisman and the Transferor shall jointly control the defense or other resolution of any and all Indemnification Claims over $5,000,000. The party responsible for or charged with control of the defense or other resolution of an Indemnification Claim will hereinafter be referred to as the "defending party"; the other party not responsible for control of the defense or other resolution of an Indemnification Claim will hereinafter be referred to as the "non-defending party". The defending party shall keep the non-defending party reasonably informed of the status of the defense or other resolution of an Indemnification Claim. The non-defending party shall have the right to be represented in any matter at its expense. If the defending party fails, within a reasonable time after notice of any Indemnification Claim, to defend or take other appropriate action to resolve such Indemnification Claim, the non-defending party, at the expense of the defending party, shall have the right to undertake the defense, compromise, settlement or resolution of such Indemnification Claim on behalf of and for the account and risk of such defending party, subject to the right of the defending party to assume and control the defense or resolution of such Indemnification Claim pursuant to the otherwise applicable provisions of this Section at any time prior to settlement, compromise or final resolution or determination thereof. The non-defending party shall, at the request and expense of the defending party, provide reasonable assistance in the defense or resolution of any such Indemnification Claim. In the case of any action, suit or proceeding, if the defending party has undertaken defense of an Indemnification Claim and if there is a reasonable probability that (i) an Indemnification Claim may materially and adversely affect the non-defending party other than as a result of money damages or other money payments, or (ii) the non-defending party may have legal defenses available to it which are different from or additional to the defenses available to the defending party, the non-defending party, at the expense of defending party if such expenses are reasonable, shall have the right to jointly control the defense, compromise or settlement of such Indemnification Claim. Notwithstanding the foregoing, the non-defending party shall not be liable for any compromise, settlement or resolution of any action, suit or other proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. Neither the Transferor nor Talisman shall, without written consent of the other, settle or compromise any Indemnification Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Talisman and the Transferor and their respective Affiliates a release from all liability in respect of such Indemnification Claim. The non-defending party shall provide such cooperation and such access to its books, records and properties as the defending party shall reasonably request with respect to any Indemnification Claim; and Talisman and the Transferor agree to cooperate with each other in order to ensure the proper and adequate resolution or defense of any and all Indemnification Claims.

                         Notwithstanding the foregoing: (1) any Indemnification
Claim must be made by written notice to Talisman within a reasonable period of time after discovery of such claim but in no event later than five (5) years from the date of closing of the portion of the Talisman Property to which such claim relates. Talisman and St. Joe shall have no obligation under this Section for any Indemnification Claim brought beyond the time period specified herein;
(2) Talisman and St. Joe shall have no obligation under this Section until the aggregate of all Indemnification Claims exceeds $500,000; (3) to the extent Indemnification Claims exceed $500,000, Talisman and St. Joe shall be responsible for the payment of all such claims above $500,000, until the aggregate of the payments made by Talisman or St. Joe equal $4,500,000; and (4) to the extent that the aggregate of all Indemnification Claims exceeds $5,000,000, Talisman and St. Joe shall be responsible for payment of 50% of all such excess Indemnification Claims.

                         As between Transferor or any party claiming by,
through or under Transferor, Talisman and St. Joe, this SECTION 7.8 shall supercede any statutory or common law liability of Talisman or St. Joe for Pollutants on the Talisman Property, but shall not affect Talisman's or St. Joe's statutory or common law liability with respect to the Talisman Additional Lands.

         8.    CONDITIONS PRECEDENT TO CLOSING.

               8.1. TALISMAN CONDITIONS PRECEDENT. The following shall be the conditions precedent to Talisman's obligations to close at Closing or a Deferred Closing, as the case may be, the transactions contemplated in the Talisman Agreement and in this Agreement:

                              (a)       All of the representations and
warranties of the other Parties contained in this Agreement shall be true and correct in all material respects;

                              (b)       Each of the other Parties shall have
complied in all material respects with its obligations under this Agreement;

                              (c)       Each of the other parties to the
Talisman Agreement shall have complied in all material respects, with its obligations under the Talisman Agreement, and the transactions contemplated thereby shall simultaneously close with the transactions contemplated hereby; and

                              (d)       On or before 11:00 a.m. March 26, 1999,
the parties to the NEPA Lawsuit shall have executed and filed with the District Court having jurisdiction thereof the Stipulation attached hereto as EXHIBIT F, dismissing such suit, with prejudice, upon such filing.

               8.2 DISTRICT, TNC AND DOI CONDITIONS PRECEDENT. The following shall be the conditions precedent to the obligations of the District, TNC and DOI to close at Closing or a Deferred Closing, as the case may be:

                              (a)       All of the representations and
warranties of the other Parties contained in this Agreement shall be true and correct in all material respects;

                              (b)       Each of the other Parties shall have
complied in all material respects with its obligations under this Agreement;

                              (c)       Each of the other parties to the
Talisman Agreement shall have complied in all material respects with its obligations under the Talisman Agreement and the transaction contemplated thereby shall simultaneously close with the transactions contemplated hereby;

                              (d)       On or before 11:00 a.m. March 26, 1999,
the parties to the NEPA Lawsuit shall have executed and filed with the District Court having jurisdiction thereof the Stipulation attached hereto as EXHIBIT F, dismissing such suit, with prejudice, upon such filing;

                              (e)       The physical condition of each of the
parcels of the Transferor's Real Property to be conveyed to the District subject to the Transferor's Reservation or the King Realty Lease, as applicable, shall be in all material respects the same as it was on the Effective Date, excluding the affects of: (i) reasonable wear and tear, (ii) any Remediation (including necessary restoration) done by a Transferor, and
(iii) the normal and customary farming and related operations and activities conducted on the Transferor's Real Property;

                              (f)       The transactions contemplated by the
Purchase and Sale Agreement, dated the date hereof, between the District and SFI relating to STA 1E shall have closed simultaneously with the transactions contemplated by this Agreement;

                              (g)       Okeelanta, Stofin Co., Inc., S.D. Sugar
Corporation, Sem-Chi Rice Products Corp., and New Hope South, Inc. shall have executed and filed the STA Stipulation with the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida; and

                              (h)       Okeelanta shall have caused King Realty
to have executed a Warranty Deed conveying the King Realty Parcel to the District and an assignment and assumption of the King Realty Lease to the District.

               8.3. TRANSFEROR CONDITIONS PRECEDENT. The following shall be the conditions precedent to the obligations of Transferors to close at Closing or a Deferred Closing, as the case may be:

                              (a)       All of the representations and
warranties of the other Parties contained in this Agreement shall be true and correct in all material respects;

                              (b)       Each of the other Parties shall have
complied in all material respects, with its obligations under this Agreement;

                              (c)       Each of the Parties to the Talisman
Agreement shall have complied, in all material respects with its obligations under the Talisman Agreement and the transaction contemplated thereby shall simultaneously close with the transactions contemplated hereby;

                              (d)       On or before 11:00 a.m. March 26, 1999,
the parties to the NEPA Lawsuit shall have executed and filed with the District Court having jurisdiction thereof the Stipulation attached hereto as EXHIBIT F, dismissing such suit, with prejudice, upon such filing;

                              (e)       The physical condition of the Talisman
Property, shall be, in all material respects, the same as it was on the Effective Date, excluding the effects of (i) reasonable wear and tear, (ii) any Remediation (including restoration) done by Talisman, and (iii) the farming and related activities conducted by Talisman on the Talisman Property, provided that such Remediation, farming and related activities are performed by Talisman in accordance with the Talisman Agreement and this Agreement;

                              (f)       The transactions contemplated by the
Purchase and Sale Agreement, dated the date hereof between the District and SFI relating to STA 1E, shall have closed simultaneously with the transactions contemplated by this Agreement;

                              (g)       The District shall have executed and
filed the STA Stipulation with the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida;

                              (h)       Each of the parties to the Cooperative
Agreement shall have complied with its obligations under the Cooperative Agreement;

                              (i)       Talisman shall have executed and
delivered to the Transferor a notice of termination of the Savannah Agreement in the form attached hereto as EXHIBIT H; and

                              (j)       The District shall have assumed the
King Realty Lease by executing and delivering to Okeelanta and King Realty the assignment and assumption of the King Realty Lease.

               8.4. OBLIGATIONS TO COMPLETE CONDITIONS PRECEDENT. Subject to the terms and conditions of this Agreement, each of the Parties shall take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled its obligations to consummate the transactions contemplated by this Agreement.

               8.5. FAILURE OF CONDITIONS PRECEDENT. Should any of the conditions precedent provided above fail to occur as of Closing, then the Party for whose benefit the condition exists shall have the right, in its sole and absolute discretion, to (a) waive the applicable condition precedent, (b) if the failure to satisfy the condition precedent constitutes a default under this Agreement, pursue its remedies in accordance with SECTION 12, or (c) terminate this Agreement and thereafter this Agreement shall be null and void and no Party shall have any further liability to the other Parties under this Agreement, except for matters expressly stated herein as surviving termination of this Agreement.

         9. CLOSING DOCUMENTS. At the Closing and each Deferred Closing, each Party shall deliver or cause to be delivered, as applicable, the following documents:

               9.1. STATUTORY WARRANTY DEED. Statutory Warranty Deeds conveying to the District or the applicable Transferor or their designees all of the transferring party's right, title and interest in and to the applicable real property, subject to: (i) the Transferor's Reservations with respect to the Transferor's Real Property, excluding the King Realty Parcel; (ii) the Talisman Lower Ranch Reservations with respect to the Talisman Lower Ranch Real Property; (iii) the King Realty Lease with respect to the King Realty Parcel; and (iv) the Talisman Permitted Exceptions and the Transferor's Permitted Exceptions, as applicable, will be executed and delivered by each transferring Party to such other Party, or their designees, in accordance with the Schedule of Deeds set forth on EXHIBIT B. Notwithstanding the foregoing, the conveyance of Talisman's right, title and interest, if any, in the Talisman Real Property Outparcels shall be by quitclaim deed.

               9.2. TRANSFEROR'S AFFIDAVIT. An affidavit in favor of the District and the Title Company sufficient to enable the Title Company to delete from the Transferor's Title Binder(s) all exceptions other than the Transferor's Permitted Exceptions. For purposes of this Paragraph, "Transferor's Affidavit" shall include an appropriate affidavit from King Realty.

               9.3. TALISMAN'S AFFIDAVIT. An affidavit in favor of the District, Transferors, and their designees, and the Title Company sufficient to enable the Title Company to delete from the Talisman Title Binder all exceptions other than the Talisman Permitted Exceptions.

               9.4. NON-FOREIGN STATUS AFFIDAVIT. A non-foreign status affidavit as required by SECTION 1445 of the Internal Revenue Code.

               9.5 BENEFICIAL INTEREST AND DISCLOSURE AFFIDAVIT. A Beneficial Interest and Disclosure Affidavit in the form attached hereto as
EXHIBIT I as required by Florida Statute 286.23.

               9.6. CERTIFICATE REGARDING REPRESENTATIONS AND WARRANTIES. Certificate from each Party that all of the representations and warranties made in this Agreement by such Party are true and correct in all material respects as of the Closing.

               9.7.      TALISMAN'S BILL OF SALE. Except for the Talisman
Lower Ranch Irrigation System, Talisman's Irrigation System shall be conveyed at Closing by Bill of Sale to the party receiving the Talisman Real Property or the Talisman Leases upon which such portion of the Talisman Irrigation System is located, conveying and warranting title to all of Talisman's right, title and interest in and to such Talisman Irrigation System.

               9.8. ASSIGNMENT/SUBLEASE OF TALISMAN LEASES. Assignments of Leases in the form attached hereto as EXHIBIT J-1 assigning Talisman's obligations under the Talisman Leases (except the Seventh Day Baptist Lease) to the Transferors or their designees designated on EXHIBIT B and Sublease of the Seventh Day Baptist Lease to TNC in the form attached hereto as EXHIBIT J-2.

               9.9. SUBLEASE OF SEVENTH DAY BAPTIST LEASE. A Sublease in the form attached hereto as EXHIBIT J-3 subleasing the Seventh Day Baptist Lease from TNC to the Transferor, or the applicable designee, designated on EXHIBIT B.

               9.10. AMENDED AND RESTATED KING REALTY LEASE. An amended and restated King Realty Lease in the form attached hereto as EXHIBIT K.

               9.11. ASSIGNMENT AND ASSUMPTION OF RESERVATION. Assignment and Assumption of Reservations in the form attached hereto as EXHIBIT E-7 assigning the Talisman Lower Ranch Reservations to the Transferors designated on EXHIBIT B.

               9.12. ASSIGNMENT OF SAVANNAH AGREEMENT. An Assignment of Savannah Agreement in the form attached hereto as EXHIBIT L assigning Talisman's obligations under the Savannah Agreement to the Transferors.

               9.13. LICENSE AND PUMP OPERATING AGREEMENT. A License and Pump Operating Agreement in the form attached hereto as EXHIBIT N by and between Transferors and Talisman.

               9.14. TRACT 100-102 OPTION AGREEMENT. An Option Agreement in the form attached hereto as EXHIBIT O from Okeelanta to the District.

               9.15. TALISMAN LOWER RANCH DEFERRED PARCELS OPTION AGREEMENT. An Option Agreement in the form attached hereto as EXHIBIT P from Talisman and the District to the Transferors.

               9.16. PARKER LANDS AGREEMENT. The Parker Lands Agreement in the form attached hereto as EXHIBIT Q from Okeelanta to the District or the United States.

               9.17. BOUNDARY AND LICENSE AGREEMENT. The Boundary and License Agreement in the form attached hereto as EXHIBIT R by and between Okeelanta and the District.

               9.18. HARVESTING OCCUPANCY AGREEMENT. The Harvesting Occupancy Agreement in the form attached hereto as EXHIBIT S by and between Talisman and the applicable Transferor or their designee.

               9.19. AMENDMENT NUMBER ONE TO TALISMAN LOWER RANCH RESERVATION. The Amendment Number One to Talisman Lower Ranch Reservation in the form attached hereto as EXHIBIT E-8.

               9.20.     CLOSING STATEMENT. A closing statement.

               9.21. EVIDENCE OF AUTHORITY. Talisman, the Transferors and the District shall deliver to the Title Company such documents as may be reasonably required by the Title Company and the other Party's counsel to evidence the capacity of the Parties hereto and the authority of the persons executing any documents on behalf of the Parties hereto.

               9.22. TRANSFEROR'S TITLE POLICY. The Transferors shall cause the Title Company to mark-up the Transferor's Title Binder, commit to furnish to the District (at Transferor's sole cost and expense) one owner's policy of title insurance with respect to Transferor's Real Property (the "Transferor's Title Policy") consistent with the terms of this Agreement, in the form promulgated by the State Department of Insurance of the State of Florida, issued on the Title Company and insuring the District's title to the Transferor's Real Property, subject only to the Transferor's Permitted Exceptions, in the aggregate amount of the value for the Transferor's Real Property designated on EXHIBIT B.

               9.23. TALISMAN'S TITLE POLICY. Talisman shall cause the Title Company to mark-up Talisman's Title Binder, commit to furnish to each of the District, USSC, Okeelanta, SFI, the Co-Op, or their designees, and TNC (at Talisman's sole cost and expense) separate owner's and leasehold policies of title insurance in favor of each such party as indicated on EXHIBIT B (collectively, the "Talisman Title Policy") consistent with the terms of this Agreement, in the form promulgated by the State Department of Insurance of the State of Florida, issued on the Title Company and insuring: (i) the District's title to the Talisman Lower Ranch Real Property; (ii) each Transferor's, or its designee's, title to that portion of the Talisman Real Property, the Talisman Additional Lands, the Talisman Lower Ranch Reservations and the Talisman Leases being transferred to such Transferor or its designee; and (iii) TNC as to the Seventh Day Baptist Lease, subject only to the Talisman Permitted Exceptions applicable to each such property, each policy to be in the aggregate amounts designated on EXHIBIT B for all interests to be conveyed to such party. TNC shall pay the cost of the leasehold policy of title insurance issued to Transferors or their designees with respect to the Seventh Day Baptist Lease.

               9.24. STA STIPULATION. The District and other parties to the STA Stipulation shall execute the STA Stipulation.

               9.25. NEPA LAWSUIT.(a) The parties to the NEPA Lawsuit shall have executed the Stipulation attached hereto as EXHIBIT F.

               9.26. OTHER DOCUMENTS. Such other documents or instruments as may be reasonably required by Talisman, the Transferors, the District, TNC or the Title Company to consummate and close the transactions contemplated by this Agreement.

      10.      CLOSING.

               10.1. CLOSING DATE. The parties agree that the closing of the transactions contemplated by this Agreement shall take place simultaneously at 10:00 a.m. on March 26, 1999, except for the closings of the Talisman Deferred Parcels and the Transferor Deferred Parcels, or such other date as the Parties shall agree, at the West Palm Beach, Florida offices of Steel Hector & Davis LLP, or at such other place as the parties shall agree.

               10.2. ESCROW AGENT DELIVERIES. Each Party shall cause all Closing documents to be furnished by such Party and all monies to be paid by such Party with respect to the transactions contemplated herein, to be delivered to the Escrow Agent by 10:00 a.m. on March 26, 1999, to be held by Escrow Agent pursuant to the following SECTION 10.3 of this Agreement; provided, however, the District shall pay the sum set forth in Section 4.2(b) plus interest at the rate of 4.9 percent per annum from the Closing Date (the "Deferred Purchase Price") from the proceeds of its $8,575,000 South Florida Water Management District Revenue Note, Series 1999 (the "Note") to be issued on or before April 15, 1999. The District covenants to issue the Note in such amount as shall be sufficient to pay the Deferred Purchase Price; provided however, in the event such Note is not issued on or before April 15, 1999, the District shall pay Talisman the Deferred Purchase Price out of legally available moneys of the District on April 15, 1999. The Deferred Purchase Price shall bear interest from the date when due, whether by lapse of time or on acceleration, at the rate of seven percent (7%) per annum until paid in full.

               10.3. CLOSING PROCEDURES. At Closing, (i) the Title Company shall issue an endorsement or mark-up of Talisman's Title Binder and each Transferor's Title Binder deleting the SCHEDULE B-1 requirements and the other exceptions other than the Talisman Permitted Exceptions and the Transferor's Permitted Exceptions, as applicable, and agree to issue the owner's and leasehold policies of title insurance in accordance with this Agreement; (ii) closing expenses for all conveyances and assignments, shall be immediately credited, released and paid as may be applicable from escrow pursuant to the closing statement; and (iii) the deeds for conveyance of all of the real property, except the Deferred Parcels and the Talisman Real Property Outparcels, shall be recorded in the Public Records.

               10.4. DEFERRED CLOSINGS. Title to each Talisman Deferred Parcel or Transferor's Deferred Parcels (subject to the Transferor's Reservations) shall, at the option of the Party entitled to receive such Deferred Parcel, be conveyed: (i) within fifteen (15) days after such Party's receipt of the applicable Notice of Completion; or (ii) at an earlier date designated by such Party, or such later date as such Party and the transferring Party shall agree. Title to any Talisman Deferred Parcel which is a part of the Talisman Lower Ranch Real Property shall be conveyed, pursuant to the terms and conditions of the Talisman Agreement, to the District subject to the Talisman Lower Ranch Reservations, and at the Deferred Closing of any such Talisman Deferred Parcel, Talisman shall execute an Assignment and Assumption of Reservation in favor of the applicable Transferor or its designee, as identified on EXHIBIT B and such Transferor or its designee and the District shall execute an Amendment Number One to Talisman Lower Ranch Reservation in the form attached hereto as EXHIBIT E-8. Title to the Talisman Lower Ranch Deferred Parcels shall be conveyed, pursuant to the terms and conditions of the Talisman Agreement, to the District; provided, however, if the applicable Transferor or Transferors timely elect to exercise their option, pursuant to the Talisman Lower Ranch Deferred Parcels Option Agreement attached hereto as EXHIBIT P, to include some or all of the Talisman Lower Ranch Deferred Parcels in such Transferors' or its designees' Talisman Lower Ranch Reservations, then to the extent of such election, the Talisman Lower Ranch Deferred Parcels shall be conveyed to the District subject to the Talisman Lower Ranch Reservations. At the Deferred Closing of any Talisman Lower Ranch Deferred Parcel with respect to which such Transferor has exercised such election, Talisman shall execute an Assignment and Assumption of Reservation in favor of the applicable Transferor or its designee identified on in the Talisman Lower Ranch Deferred Parcels Option Agreement, and such Transferor or its designee and the District shall execute an amendment to the Talisman Lower Ranch Reservation adding such Talisman Lower Ranch Deferred Parcel(s) to the definition of "Property," as defined in the Talisman Lower Ranch Reservations, and subjecting such Talisman Lower Ranch Deferred Parcel(s) to the terms thereof. The Seventh Day Baptist Lease shall be assigned to TNC pursuant to the terms and conditions of the Talisman Agreement. Prerequisites and procedures applicable by this Agreement to the Closing shall, unless specifically excepted in this Agreement, be deemed to apply to every Deferred Closing.

         11.   CLOSING COSTS.

               11.1. TITLE COSTS. Talisman shall pay any and all costs (including, without limitation, search charges and premiums) required for the issuance of the Talisman Title Binder (and periodic updates, continuations and extensions thereof as to Talisman Real Property, the Talisman Additional Lands and the Talisman Leased Property) and owners' policies insuring the District's and each Transferor's, or their respective designee's, interest in the Talisman Real Property and the Talisman Additional Lands and leasehold policies insuring each Transferor's, or their respective designee's, interest in the Talisman Leases and the Talisman Lower Ranch Reservations and TNC's interest in the Seventh Day Baptist Lease. TNC shall pay the cost of the leasehold policy of title insurance issued to Transferors, or their designee's, with respect to the Seventh Day Baptist Lease. Each Transferor shall pay any and all costs (including, without limitation, search charges and premiums) required for the issuance of Transferor's Title Binder (and periodic updates, continuations and extensions thereof as to Transferor's Real Property) and one owner's policy insuring the District's interest in the Transferor's Real Property.

               11.2. PRORATIONS, TAXES AND ASSESSMENTS. Talisman shall be responsible for the payment of all rents associated with the Talisman Leases and all real and personal property taxes (whether ad valorem or non-ad valorem and including, without limitation, taxes and fees levied by the District) as well as all pending, certified, confirmed and ratified special assessment liens levied against the Talisman Property and the Talisman Additional Lands, together with all other expenses related to the Talisman Property and the Talisman Additional Lands, through the date of Closing or a Deferred Closing, as the case may be, for such Talisman Property and the Talisman Additional Lands ("Proration Date"). Taxes shall be paid by Talisman pursuant to Florida Statutes ss.196.295, if applicable; otherwise taxes shall be prorated based on the tax for the year of Closing or a Deferred Closing, as the case may be, for such Talisman Property and the Talisman Additional Lands with due allowance made for exemptions (if any). If the assessment for the year of Closing or a Deferred Closing, as applicable, is not available, then taxes will be prorated on the prior year's tax. Any tax proration based on an estimate or the prior year's tax shall be subsequently readjusted at the request of either the Transferor or the District upon receipt of a tax bill. The rents payable under the Talisman Leases shall be prorated at time of Closing or any Deferred Closing, as applicable. The provisions of this Section shall survive the Closing and any Deferred Closing.

               11.3. TALISMAN PROPERTY OPERATING EXPENSES. Talisman shall be responsible for the payment of all operating expenses related to the Talisman Property and the Talisman Additional Lands through the Proration Date for such property. Talisman shall pay all utility charges and other operating expenses attributable to such property (the "Operating Expenses") through the Proration Date and the party taking possession of such property shall pay all Operating Expenses attributable to such property after the Proration Date. At Closing or a Deferred Closing, as applicable, Talisman shall provide the District and each Transferor with a list of all utility services and companies servicing the Talisman Property and the Talisman Additional Lands.

               11.4. EXCISE, TRANSFER, SALES TAXES AND OTHER COSTS. The cost of any excise, transfer and sales taxes and all recording fees and documentary stamps and other closing costs imposed with respect to each conveyance or assignment shall be paid at Closing or any Deferred Closing, as the case may be, by the Party making such conveyance or assignment.

         12.   DEFAULTS; TERMINATION; REMEDIES.

               12.1. FAILURE TO CLOSE. In the event a Party breaches its obligation to close the transactions contemplated by this Agreement, then the non-breaching Parties shall have the right to either (a) seek specific performance of the breaching Party's obligations or (b) terminate this Agreement by giving written notice thereof to the other Parties, whereupon all Parties shall be released and relieved of any and all obligations hereunder, except for those obligations which specifically survive termination of this Agreement.

               12.2. DEFAULT. If a Party fails to perform any of the terms, conditions, covenants or provisions of this Agreement after Closing, in addition to any other remedies available at law or equity, the Party harmed by such breach shall have the right to seek specific performance of such Party's obligations, without thereby waiving any action for damages resulting from such breach. The rights set forth in this section shall be in addition to and shall not be limited by any rights of indemnification which are set forth in this Agreement other than the rights of indemnification set forth in SECTION 7.8.

               12.3. DEFAULT NOTICE. In all cases (other than the failure of: (i) a Party to pay the monies due by them at Closing pursuant to this Agreement or the Talisman Agreement; (ii) a Party to execute and deliver the items required to be executed and delivered by same at Closing or a Deferred Closing; (iii) Talisman to timely vacate the Talisman Property or the Talisman Additional Lands; and or (iv) Talisman or a Transferor to timely complete its Remediation obligations), each Party shall, prior to exercising any remedy for a default hereunder, give the defaulting Party advance written notice of the acts or omissions alleged to have constituted a default. The Party receiving such default notice shall have a period of thirty (30) days after receipt of such notice to cure the default, if any. If same is not cured within such period, then the Parties may exercise any remedies set forth in this Agreement to the extent applicable to the subject act or omission.

         13.   COVENANTS.

               13.1. COVENANTS IN FAVOR OF THE DISTRICT, TNC, AND DOI. As a principal cause and material inducement to entering into this Agreement, each Transferor, with respect to itself, hereby covenants as follows to the District, TNC, and DOI (which covenants are made in an individual and not in a joint and several manner), with the understanding that the District, TNC, and DOI are reasonably relying on each such covenant and would not have entered into this Agreement but for each such covenant:

                              (a)       Each Transferor shall promptly notify
the District, TNC, and DOI of any material change in any condition with respect to that Transferor's Real Property or of any event or circumstance which makes any representation or warranty of the Transferor to the District, TNC, and DOI under this Agreement untrue or misleading in any material respect or any covenant of the Transferor under this Agreement incapable or less likely of being performed. The Transferor's obligation to provide notice to the District, TNC, and DOI under this subsection shall in no way relieve the Transferor of any liability for a breach by a Transferor of any of that Transferor's representations, warranties or covenants under this Agreement.

                              (b)       Okeelanta shall perform all acts
necessary to cause legal title to the King Realty Parcel to be conveyed at Closing in accordance with the terms and conditions of this Agreement.

                              (c)       At all times prior to and after the
closing of the transactions contemplated by this Agreement, Transferor shall perform when due all of Transferor's obligations under this Agreement, including, without limitation, the Remediation, all in accordance with this Agreement, and all applicable laws, ordinances, rules and regulations affecting the Transferor's Real Property.

               13.2. COVENANTS IN FAVOR OF TRANSFERORS. As a principal cause and material inducement to entering into this Agreement, the following Parties covenant as follows to the Transferors, with the understanding that the Transferors are reasonably relying on each such covenant and would not have entered into this Agreement but for each such covenant.

                              (a)       Talisman hereby covenants as follows in
favor of each Transferor:

                                        (1)       At all times prior to and
after the closing of the transactions contemplated by this Agreement and the Talisman Agreement, Talisman shall perform when due all of Talisman's obligations under this Agreement, including, without limitation, the Remediation required to be completed pursuant to this Agreement or the Talisman Agreement, all in accordance with this Agreement and the Talisman Agreement, and all applicable laws, ordinances, rules and regulations affecting the Talisman Real Property and the Talisman Leased Property.

                                        (2)       Talisman shall promptly
notify the Transferors of any material change in any condition with respect to the Talisman Property or of any event or circumstance which makes any representation or warranty of Talisman to the Transferors under this Agreement untrue or misleading in any material respect or any covenant of Talisman under this Agreement incapable or less likely of being performed. Talisman's obligation to provide notice to the Transferors under this subsection shall in no way relieve Talisman of any liability for a breach by Talisman of any of its representations, warranties or covenants under this Agreement.

                                        (3)       Talisman shall immediately
notify the Transferors, in writing, should it obtain any actual notice of any past or present conditions, activities or practices, or unrecorded instruments which: (i) may give rise to any Environmental Claims and Liabilities on the Talisman Property, except as disclosed by the Talisman Environmental Assessment; or (ii) materially impair the use or operation of the Talisman Property for agricultural purposes.

                                        (4)       The Talisman Agreement shall
not be amended, revoked or otherwise modified without such Transferor's written consent.

                                        (5)       In the event that Talisman is
in default under any of the Talisman Leases, Talisman shall cure such defaults prior to Closing.

                                        (6)       If Talisman becomes aware
that it possesses or controls any information, report, study or other document which was required to be delivered under the Talisman Agreement but which was not so delivered, Talisman shall immediately provide same to the Transferors. In addition, to the extent that the Transferor shall require further approvals, licenses, permits and other instruments regarding the Talisman Property, then Talisman, in order to ensure its compliance with its representations and warranties under this Agreement, shall cooperate with the Transferor in obtaining same.

                              (b)       The District hereby covenants as
follows in favor of each Transferors:

                                        (1)       The District shall promptly
notify the Transferors of any event or circumstance which makes any representation or warranty of the District to the Transferors under this Agreement untrue or misleading in any material respect or any covenant of the District under this Agreement incapable or less likely of being performed. The District's obligation to provide notice to the Transferors under this subsection shall in no way relieve the District of any liability for a breach by the District of any of its representations, warranties or covenants under this Agreement.

                                        (2)       At all times prior to and
after the closing of the transactions contemplated by this Agreement, the District shall perform when due all of the District's obligations under this Agreement and the Talisman Agreement (if any). The District shall assume and carry out all of TNC's obligations under the Talisman Agreement to enforce all of Talisman's obligations under the Talisman Agreement with respect to Remediation of the Talisman Lower Ranch Real Property, and the District shall keep the Transferors reasonably informed of Talisman's performance of its Remediation obligations under the Talisman Agreement as to the Talisman Lower Ranch Real Property.

                                        (3)       The Talisman Agreement shall
not be amended, revoked or otherwise modified without each Transferor's written consent.

                                        (4)       This Agreement shall
constitute approval of the District's Governing Board for the transfer of the permits listed in EXHIBIT M, provided that the land use remains the same. This approval is contingent upon Transferor's compliance with the conditions set forth in EXHIBIT M. The actual permit transfers shall not occur until the submission to the District of the completed applicable permit transfer forms, payment of the applicable fees, and compliance with all conditions set forth in EXHIBIT M.

                              (c)       TNC hereby covenants as follows in
favor of each Transferor:

                                        (1)       TNC shall promptly notify the
Transferors of any event or circumstance which makes any representation or warranty of TNC to the Transferors under this Agreement untrue or misleading in any material respect or any covenant of TNC under this Agreement incapable or less likely of being performed. TNC's obligation to provide notice to the Transferors under this subsection shall in no way relieve TNC of any liability for a breach by TNC of any of its representations, warranties or covenants under this Agreement.

                                        (2)       At all times prior to and
after the closing of the transactions contemplated by this Agreement and the Talisman Agreement, TNC shall perform when due all of TNC's obligations under this Agreement and the Talisman Agreement excluding any obligation to enforce Talisman's Remediation obligations under the Talisman Agreement.

                                        (3)       The Talisman Agreement shall
not be amended, revoked or otherwise modified without each Transferor's written consent.

                              (d)       The DOI hereby covenants as follows in
favor of each Transferor:

                                        (1)       The DOI shall promptly notify
the Transferors of event or circumstance which makes any representation or warranty of the DOI to the Transferors under this Agreement untrue or misleading in any material respect or any covenant of the DOI under this Agreement incapable or less likely of being performed. The DOI's obligation to provide notice to the Transferors under this subsection shall in no way relieve the DOI of any liability for a breach by the DOI of any of its representations, warranties or covenants under this Agreement.

                                        (2)       At all times prior to and
after the closing of the transactions contemplated by this Agreement, DOI shall perform when due all of DOI's obligations under this Agreement.

               13.3.     COVENANT IN FAVOR OF DISTRICT, DOI AND TNC.

                         13.3.1    INDEMNIFICATION BY TRANSFEROR OF SAVANNAH
AGREEMENT PERFORMANCE. The Transferors shall jointly and severally, absolutely, irrevocably, and forever indemnify, defend and hold harmless the District, DOI and TNC, and their respective successors and assigns (the "Indemnified Parties"), of and from any and all claims and liabilities, including court costs, reasonable attorney fees, and other reasonable costs of defense, including expert consultant and witness fees and costs arising from connected with, or as a result of, the failure of the Transferors to fully and completely perform the obligations of Talisman under the Savannah Agreement and the Savannah Assignment. Each Indemnified Party shall notify the Transferors in writing, of any claim or liability relating to this indemnification and Transferors, at their sole expense, shall assume on behalf of the Indemnified Parties, and conduct with due diligence and good faith, the defense thereof with counsel satisfactory to Indemnified Parties in the Indemnified Parties' reasonable discretion; provided, however, that the Indemnified Parties shall have the right, at its option, to be represented in such matters by advisory counsel of its own selection at its own expense. In the event of failure by the Transferors to fully perform in accordance with this subsection, the Indemnified Parties, at their option and without relieving the Transferors of their obligations hereunder, may so perform, but all costs and expenses so incurred by the Indemnified Parties in such event shall be reimbursed by the Transferors to the Indemnified Parties, together with interest on the same from the date any such expenses were paid by the Indemnified Parties until reimbursed by Transferors, at the rate of interest which is two percent (2%) above the rate of interest designated by Citibank, N.A. as its prime rate at such time. The provisions of this subsection shall survive the Closing and the Deferred Closings.

               13.4. LIMITATION ON USE OF LAND VALUES. Other than for purposes of documentary stamps taxes, ad valorem real property taxation, and issues related to the performance of the obligations set forth in this Agreement, the District, DOI, and the Transferors each covenant and agree that the values of the property set forth in EXHIBIT B shall not be introduced into evidence or otherwise used by any Party against Transferors or any of their respective Affiliates, the District, or DOI for any purposes, directly or indirectly, in any pending or future litigation or proceeding. Neither the District nor DOI represents and warrants the manner in which the transactions under this Agreement will be treated under state or federal income tax laws.

         14.   MISCELLANEOUS.

               14.1. WAIVER OF RELOCATION ASSISTANCE. In consideration of the negotiated Schedule of Values, each Transferor hereby waives any rights or claims it may have under the

Uniform Relocation Assistance and Real Property Acquisition Policy Act of 1970, as amended (42 USC ss. 4601 et seq.).

               14.2. TIME. Time is of the essence with regard to every term, condition and provision set forth in this Agreement. Time periods shall be calculated in calendar days unless otherwise specified. Time periods herein of less than six (6) days shall in the computation exclude Saturdays, Sundays and state or national legal holidays, and any time period provided for herein which shall end on Saturday, Sunday or a legal holiday shall be extended to 5:00 p.m. of the next business day.

               14.3. NOTICES. Any notice, request, demand, instruction, or other communications to be given to the Parties hereunder (except those required to be delivered at Closing), shall be in writing and shall be deemed to be delivered upon the earlier to occur of (i) actual receipt if delivered by hand or by commercial courier to the address indicated or if faxed with confirmation of receipt, or (ii) the first attempted delivery by registered or certified United Stated Postal Service mail, return receipt requested, postage prepaid, addressed as follows:

               If to District:          THE SOUTH FLORIDA WATER MANAGEMENT DISTRICT
                                        3301 Gun Club Road
                                        West Palm Beach, Florida 33406
                                        Attention: William Malone
                                        Telefax: (561) 681-6233

               If to USSC:              UNITED STATES SUGAR CORPORATION
                                        Senior Vice President, Administrative Services
                                        Post Office Drawer 1207
                                        Clewiston, Florida 33440
                                        Attention: Malcolm S. Wade, Jr.
                                        Telefax: (941) 983-4804

               with copies to:          UNITED STATES SUGAR CORPORATION
                                        Vice President of Legal Affairs
                                        Post Office Drawer 1207
                                        Clewiston, Florida 33440
                                        Attention: Lisa Gefen
                                        Telefax: (941) 983-4804

                                        THOMSON MURARO RAZOOK & HART, P.A.
                                        One S.E. Third Avenue, 17th Floor
                                        Miami, Florida 33131
                                        Attention: Robert E. Muraro, Esquire
                                        Telefax: (305) 374-1005

               If to Okeelanta:              OKEELANTA CORPORATION
                                             Post Office Box 1059
                                             Palm Beach, Florida 33480
                                             Attention: General Counsel
                                             Telefax: (561) 659-3206

               If to SFI:                    SOUTH FLORIDA INDUSTRIES, INC.
                                             Post Office Box 1059
                                             Palm Beach, Florida 33480
                                             Attention: General Counsel
                                             Telefax: (561) 659-3206

               with a copy to:               FLORIDA CRYSTALS CORPORATION
               (in the case of               340 Royal Poinciana Way, Suite 316
               Okeelanta and SFI)            Palm Beach, Florida 33480
                                             Attention: General Counsel
                                             Telefax: (561) 659-3206

               If to Co-Op:                  SUGAR CANE GROWERS COOPERATIVE OF FLORIDA
                                             Post Office Box 666
                                             Belle Glade, Florida 33430
                                             Attention: Jeffrey J. Ward, Esquire
                                             Telefax: (561) 996-4780

               If to Talisman:               TALISMAN SUGAR CORPORATION
                                             Suite 400, duPont Center
                                             1650 Prudential Drive
                                             Jacksonville, Florida 32207
                                             Attention: J. Malcolm Jones, Jr.
                                                        Senior Vice President
                                             Telefax: (904) 858-5237

               With copies to:               THE ST. JOE COMPANY
                                             Suite 400, duPont Center
                                             1650 Prudential Drive
                                             Jacksonville, Florida 32207
                                             Attention: Robert M. Rhodes, Esquire
                                                        General Counsel
                                             Telefax: (904) 858-5237

                                             AND

                                             Attention: Sharon R. Parks, Esquire
                                             Telefax: (904) 858-5296

               If to DOI:               THE UNITED STATES DEPARTMENT OF INTERIOR
                                        Office of the Solicitor
                                        Division of Conservation and Wildlife
                                        Parks and Recreation Branch
                                        1849 C Street, N.W.
                                        Mail Stop 6556
                                        Washington, D.C. 20240
                                        Attention: Barry N. Roth, Esquire
                                        Telefax: (202) 208-3877

               If to TNC:               THE NATURE CONSERVANCY
                                        222 South Westmonte Drive, Suite 300
                                        Altamonte Springs, Florida 32714-4269
                                        Attention: Regional Attorney
                                        Telefax: (407) 682-3077

               with a copy to:          BAKER & HOSTETLER LLP
                                        200 South Orange Avenue, Suite 2300
                                        Post Office Box 112
                                        Orlando, Florida 32802-0112
                                        Attention: G. Thomas Ball, Esquire
                                        Telefax: (407) 841-0168

               If to Escrow Agent:      CHICAGO TITLE INSURANCE COMPANY
                                        2701 Gateway Drive
                                        Pompano Beach, Florida  33609
                                        Attention: James W. Harvey III
                                        Telefax: (954) 971-2050


The addresses for the purpose of this Section may be changed by a Party by giving written notice of such change to the other Parties in the manner provided herein.

               14.4. ATTORNEY'S FEES. In the event it becomes necessary for a Party to file a suit to enforce this Agreement or any provisions contained herein, the prevailing Party or Parties in such suit shall be entitled to recover, in addition to all other remedies set forth herein, reasonable attorney's fees, and costs of court incurred in connection with such suit including all appeals, except that payment of attorney's fees and costs by the United States shall be limited to payments in accordance with the Equal Access to Justice Act.

               14.5. ENTIRE AGREEMENT AND MODIFICATION. This Agreement and the Talisman Agreement constitute the entire agreement between the parties hereto and thereto and supersedes all prior agreements and understandings (if any) relating to the subject matter hereof and thereof, including, without limitation, the Agreement in Concept. This Agreement cannot be amended, modified or altered except by an agreement in writing executed by all Parties.

               14.6. BINDING EFFECT. This Agreement shall be binding upon and shall insure to the benefit of the Parties hereto, and their respective successors, permitted assigns and legal representatives.

               14.7. ASSIGNMENT. The rights and privileges granted by this Agreement are not assignable except as specifically provided in this Section. The District may only assign its rights and privileges granted by this Agreement to an agency of the State of Florida or the United States. Each Transferor may only assign its rights and privileges granted by this Agreement to its Affiliates.

               14.8. HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

               14.9. GOVERNING LAW. The substantive laws of the State of Florida, and the laws and title standards of the United States of America, shall govern the validity, construction, performance, enforcement and interpretation of this Agreement.

               14.10. FULL EXECUTION. This Agreement shall be deemed fully executed and binding upon each Party when all Parties have executed this Agreement as set forth below and are in possession of the original, a photocopy or faxed copy of the fully executed Agreement. Escrow Agent's execution of this Agreement shall not be required for full execution of this Agreement, but shall merely evidence acceptance by Escrow Agent of the provisions relating to the Escrow Agent set forth in this Agreement.

               14.11. RADON DISCLOSURE. In accordance with Florida law, the following disclosure is hereby made: RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

               14.12. ESCROW AGENT. Unless otherwise agreed by the Parties, the Title Company shall act as "Escrow Agent" for the convenience of the Parties without fee or other charges for such services as Escrow Agent and pursuant to the following terms. The Escrow Agent shall not be liable to any Party or person for misdelivery to any Party of items subject to this escrow, unless such misdelivery is due to willful breach of this Agreement or gross negligence of Escrow Agent. In the event that competing demands are made on Escrow Agent, the Escrow Agent shall give written notice to the Parties advising that, in the absence of written instructions, signed by all the Parties received within the next ten (10) days, Escrow Agent shall interplead any funds held by it with respect to which there are competing demands by filing an interpleader action in a court permitted by this Agreement (to the jurisdiction of which all Parties do hereby consent). If Escrow Agent receives the aforesaid written instruction, it shall continue to hold any funds held by it to which there are competing demands pursuant to such written instruction. If Escrow Agent does not receive the aforesaid written instruction, it shall pay in to the registry of the court any funds held by it to which there are competing demands, including all interest earned thereon, whereupon the Escrow Agent shall be relieved and released from any further liability as Escrow Agent hereunder. No funds held by Escrow Agent shall be disbursed, except at Closing, without five (5) days' prior written notice from Escrow Agent to all Parties.

               14.13. SEVERABILITY. If any provision of this Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent as contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

               14.14. THIRD PARTIES. Unless expressly stated herein to the contrary, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the Parties hereto and their respective legal representatives, successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any Party, nor shall any provision give any persons any right of subrogation or action over or against any Party.

               14.15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A photocopy or facsimile copy of this Agreement and any signatory hereon shall be considered for all purposes as an original.

               14.16. WAIVER. Failure of Transferor to insist upon strict performance of any covenant or condition of this Agreement, or to exercise any right herein contained, shall not be construed as a waiver or relinquishment for the future enforcement of any such covenant, condition or right; but the same shall remain in full force and effect.

               14.17. CONSTRUCTION. The Parties acknowledge that they have had equal bargaining strength, and that any rule of construction to the effect that ambiguities are to be resolved against one party or the other shall not apply in the interpretation of this Agreement.

               14.18. RECORDATION. Those Closing Documents described in Sections 9.1 (excluding quit-claim deeds), 9.8, 9.9, 9.10, 9.11, 9.15, 9.16,
9.17, 9.19, a memorandum of the Option Agreement, and together with such other of the documents furnished pursuant to this Agreement which a Party requires to be recorded to perfect the interests to be conveyed hereunder shall be recorded at Closing in the Public Records of Palm Beach and Hendry counties, as applicable.

               14.19. FURTHER ASSURANCES; ADDITIONAL DOCUMENTS. Each Party agrees to execute any and all additional documents necessary to fully convey such right, title or interest to such Party's property.

               14.20. JURISDICTION AND VENUE. The Parties acknowledge that a substantial portion of negotiations and anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, each of the Parties irrevocably and unconditionally (i) agrees that except for a forcible entry and detainer suit or similar suit for possession of real property, or as required by law to be filed in the appropriate state court in Palm Beach County, Florida or Hendry County, Florida, as determined by the situs of such property out of which the dispute arises, any suit, action, or legal proceeding arising out of or related to this Agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida; (ii) consents to the jurisdiction of each such court in any suit, action or proceeding; and (iii) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts. With respect to the United States as a party to any litigation under this Section, nothing shall be construed (a) to establish venue except in accordance with federal law, or (b) to constitute a waiver of the requirements of federal law that jurisdiction and claims against the United States lie only in federal court.

               14.21. RESERVATION OF CLAIMS, INCLUDING SEEPAGE. Nothing in this Agreement shall be deemed to be a waiver of any cause of action or claims which any Transferor or any of its Affiliates may now or hereafter have against the District or any other party with respect to the District's or such other party's use of any property, all of which claims (including, without limitation, claims for damage, injury, or harm to property (real, personal or otherwise) of a Transferor or any of its Affiliates caused by, without limitation, trespass, flooding or seepage of water) are reserved and unaffected by this Agreement. The foregoing provision shall not be deemed to toll any applicable statutes of limitations.

               14.22. SURVIVAL. All covenants contained in SECTION 13 of this Agreement, all obligations contained in SECTIONS 14.23, all provisions which, by their terms survive the Closing or a Deferred Closing, as applicable, all remedies set forth in SECTIONS 5 AND 12.2, and all indemnifications in this Agreement and other obligations that by their terms must be performed after the Closing or a Deferred Closing, as applicable, including, without limitation, Remediation obligations, shall survive the Closing or Deferred Closing, as the case may be.

               14.23. OBLIGATIONS OF USSC, FCC AND ST. JOE. St. Joe shall be jointly and severally liable with Talisman for the obligations of Talisman under this Agreement, and FCC shall be jointly and severally liable with each of Okeelanta, SFI and New Hope Sugar Company, a Florida corporation ("New Hope Sugar Company"), for the respective obligations of Okeelanta, SFI, and New Hope Sugar Company under this Agreement and specifically including, but not limited to, the obligations under the Talisman Lower Ranch Reservations and Transferors Reservations to which Okeelanta, SFI or New Hope Sugar Company becomes a party pursuant to this Agreement. USSC shall be jointly and severally liable with SBG Farms, Inc. for the obligations of SBG Farms, Inc. under this Agreement. With respect to the obligations of Sunset Sugar Farms, Inc., which has been designated by USSC and Okeelanta to assume certain obligations of Talisman, and which is fifty percent (50%) owned by each of SBG Farms, Inc. and Okeelanta, USSC and FCC hereby each guarantee fifty percent (50%) of the obligations of Talisman assumed by Sunset Sugar Farms, Inc. Talisman and St. Joe agree that, in the event of any litigation or other dispute in any way related to any of the obligations of Talisman assumed by Sunset Sugar Farms, Inc., Sunset Sugar Farms, Inc. shall control the defense, compromise or settlement thereof, provided that in connection with any such litigation or dispute, USSC and FCC shall indemnify and hold Talisman and St. Joe harmless.

               14.24. EFFECTIVENESS OF THIS AGREEMENT. Unless all of the parties to the NEPA Lawsuit shall have executed the Stipulation attached hereto as EXHIBIT F and such Stipulation has been filed with the Court in that lawsuit on or before 11:00 a.m. March 26, 1999, this Agreement shall be null and void and only those provisions hereto which by their terms survive termination shall remain in effect.

               14.25. RELOCATION OF PUMPS. Talisman hereby agrees that in consideration for USSC and FCC, jointly and severally, assuming the obligations of Talisman listed in the Diversion Project Parcel Summary attached hereto as EXHIBIT T, except the obligation to obtain permits, in connection with the Relocation of Pump PS-19 in the District's S-5A Diversion Project more particularly described in EXHIBIT T, Talisman shall credit the sum of $136,095.00 to USSC and FCC at Closing. In addition, Talisman hereby agrees to obtain the permits required in the Diversion Project Parcel Summary and to transfer such permits to USSC and FCC within ten (10) days of issuance of such permits.





         THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.

         IN WITNESS WHEREOF, this Agreement has been executed by the Parties in multiple counterparts and, subject to SECTION 14.24, is effective as of the Execution Date.


                                         "The District"

                                         THE SOUTH FLORIDA WATER
                                         MANAGEMENT  DISTRICT, a public
                                         corporation of the  State of Florida



                                         By:
------------------------------              ---------------------------------
Witness

                                         As its:
                                                -----------------------------

------------------------------
Witness                                  Date:
                                              -------------------------------



                                         "TRANSFERORS"

                                         "USSC"

                                         UNITED STATES SUGAR CORPORATION,
                                         a Delaware corporation


                                         By:
------------------------------              ---------------------------------
Witness

                                         As its:
                                                -----------------------------

------------------------------
Witness                                  Date:
                                              -------------------------------

                                         "OKEELANTA"

                                         OKEELANTA CORPORATION,
                                         a Delaware corporation



                                         By:
------------------------------              ---------------------------------
Witness

                                         As its:
                                                -----------------------------

------------------------------
Witness                                  Date:
                                              -------------------------------



                                         "SFI"

                                         SOUTH FLORIDA INDUSTRIES, INC.,
                                         a Florida corporation


                                         By:
------------------------------              ---------------------------------
Witness

                                         As its:
                                                -----------------------------

------------------------------
Witness                                  Date:
                                              -------------------------------

                                                      AND

                                         "FCC"

                                         FLORIDA CRYSTALS CORPORATION,
                                         a Delaware corporation

                                         By:
------------------------------              ---------------------------------
Witness

                                         As its:
                                                -----------------------------

------------------------------
Witness                                  Date:
                                              -------------------------------



                                         "Co-Op"

                                         SUGAR CANE GROWERS COOPERATIVE
                                         OF FLORIDA, an agricultural cooperative


                                         By:
------------------------------              ---------------------------------
Witness

                                         As its:
                                                -----------------------------

------------------------------
Witness                                  Date:
                                              -------------------------------

                                         "DOI"

                                         THE UNITED STATES DEPARTMENT
                                         OF THE INTERIOR


                                         By:
                                            ---------------------------------
                                            Bruce Babbitt

                                         As its:  Secretary

                                         Date:
                                              -------------------------------

                                         "TNC"

                                         THE NATURE CONSERVANCY, a District
                                         of Columbia non-profit corporation


                                         By:
------------------------------              ---------------------------------
Witness                                     Robert L. Bendick, Jr.

                                         As its:  Vice President

------------------------------
Witness                                  Date:
                                              -------------------------------

                                         "Talisman"

                                         TALISMAN SUGAR CORPORATION,
                                         a Florida corporation


                                         By:
------------------------------              ---------------------------------
Witness                                     J. Malcolm Jones, Jr.

                                         As its:  Senior Vice President

------------------------------
Witness                                  Date:
                                              -------------------------------


                                         "St. Joe"

                                         THE ST. JOE COMPANY

                                         By:
------------------------------              ---------------------------------
Witness                                     Robert M. Rhodes

                                         As its:  Senior Vice President and
                                                  General Counsel

------------------------------
Witness                                  Date:
                                              -------------------------------

                       ENDORSEMENT OF THE STATE OF FLORIDA

         The State of Florida hereby executes this Agreement for the purposes of: (1) endorsing and supporting execution of this Agreement by the South Florida Water Management District as a party to the Agreement; (2) endorsing and accepting all benefits accruing directly and indirectly to the State of Florida, as a result of the execution and closing of the transactions contemplated by this Agreement, including significant advancements to Everglades protection and restoration; and (3) acknowledging receipt of a copy of the Agreement. Nothing in this Agreement shall constitute: (a) a waiver of the sovereign immunity of the State of Florida, nor provide a remedy against the State of Florida, except to the extent such waiver or remedy is otherwise provided by law; (b) a guarantee of any obligations assumed by the South Florida Water Management District or any other party to the Agreement; or (c) a waiver or consent to jurisdiction or venue as to the State of Florida except in accordance with applicable law.

                                           THE STATE OF FLORIDA



                                           By:
                                              ---------------------------------
                                              Governor Jeb Bush

                                           Date:
                                                -------------------------------

         The undersigned hereby executes this Agreement for the following sole and limited purposes to: (i) acknowledge receipt of a copy of this Agreement; and (ii) evidence its agreement to hold in trust and/or disburse the funds received in accordance with the terms of this Agreement.

                                 "Escrow Agent"

                                 CHICAGO TITLE INSURANCE COMPANY



                                 By:
                                    -----------------------------

                                 Name:
                                      ---------------------------

                                 As its:
                                        -------------------------

                                 Date:
                                      ---------------------------